UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 10, 2010 (May 4, 2010)

HIGHLAND RIDGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53432	13-4013027
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Xinqiao Industrial Park
Jingde County, Anhui Province, 242600
People’s Republic of China
(Address of principal executive offices)

(86) 563 8023488
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” above. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this registration statement and the documents that we reference and filed as exhibits to the registration statement completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

  “Highland Ridge, Inc.,” the “Company,” “we,” “us,” and “our” refer to the combined business of Highland Ridge, Inc. and its direct and indirect subsidiaries, TEC Technology Limited, or “TEC,” a Hong Kong limited company, and its wholly owned subsidiary, Anhui TEC Tower Co., Ltd., or “TEC Tower,” a PRC limited Company, and TEC Tower’s wholly owned subsidiary, Zheijiang TEC Tower Co., Ltd. , or “ZTEC,” as the case may be;

  “Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

  “Exchange Act” means the Securities Exchange Act of 1934, as amended;

  “PRC,” “China,” and “Chinese,” refer to the People’s Republic of China;

  “Renminbi” and “RMB” refer to the legal currency of China;

  “Securities Act” are to the Securities Act of 1933, as amended; and

  “U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States.

In this current report we are relying on and we refer to information and statistics regarding the electric transmission and wireless communication industries and economy in China. We have obtained this information from publicly available government and institute research publications such as “2009 Electric Equipment Industry Investment Strategy” by SWS and “Service Providers CAPEX Scale Forecast and Trend Analysis” by Huatai United Securities.

This information is publicly available for free and has not been specifically prepared for us for use or incorporation in this current report on Form 8-K or otherwise. We have not independently verified such information, and you should not unduly rely upon it.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 4, 2010, we entered into a share exchange agreement, or the Share Exchange Agreement, with TEC, a Hong Kong limited company, and its sole shareholder, Mr. Hua Peng Phillip Wong, pursuant to which we acquired 100% of the issued and outstanding capital stock of TEC in exchange for 19,194,421 shares of our common stock, par value $0.001, which constituted 63.6% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement. TEC is a holding company for two PRC based operating subsidiaries which are engaged in the design, production and sale of transmission towers for telecommunications service providers and electric utilities. Immediately following closing of the reverse acquisition of TEC, Mr. Wong transferred 1,397,049 of the shares issued to him under the share exchange to certain persons who provided prior services to TEC and its subsidiaries, pursuant to a side letter agreement among Mr. Wong and such service providers, dated May 4, 2010. As a result of this share transfer, Mr. Wong now holds 17,797,372 shares of our common stock constituting 58.9% of our issued and outstanding capital stock on a fully-diluted basis.

The foregoing description of the terms of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 2.1 to this report, which are incorporated by reference herein.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 4, 2010, we completed the acquisition of TEC pursuant to the Share Exchange Agreement described in Item 1.01 above. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein TEC is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on May 4, 2010, we acquired TEC in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of TEC, except that information relating to periods prior to the date of the reverse acquisition only relate to TEC Technology Limited unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

We are primarily engaged, through our indirect Chinese subsidiary, in the design, production and sale of transmission towers and related products used in high voltage electric power transmission and wireless communications. Our electric transmission towers currently support 35kv, 110kv, 220kv, and 500kv transmission lines and we plan to build towers that support Ultra High Voltage (UHV) tower lines of 750+kv DC or 1000+kv AC transmission lines. Our wireless communication towers include single-tube towers, 4-strut towers and roof top towers for the 2G, 3G, and microwave market. We plan to expand our business in the near future to enter the communication base station market and to offer tower installation and maintenance services. Our towers are primarily made of steel, but some contain aluminum or other alloy materials.

We generate revenues from the sale of our tower products to our customers who are typically large general contractors on transmission tower construction projects for electric utility companies and telecommunication service providers. Our revenues increased from $8.3 million in fiscal year 2008 to $22.4 million in fiscal year 2009, representing a compounded growth rate of approximately 169%.

Our company headquarters is located in Anhui Province in southeastern China and our domestic sales network is operated from our branch office in the Shenzhen Special Economic Zone.

Our Corporate History and Background

We were originally organized under the laws of the State of Florida, on July 22, 1988, under the name Sea Green, Inc. On June 3, 1998, we changed our name to Americom Networks Corp. and on July 10, 1998, we changed our name to Americom Networks International, Inc. From our inception until we ceased active business operations in May 1999, we engaged in various business endeavors and pursued several lines of business including the development and marketing of telecommunications systems to high-volume users for use or resale. On February 6, 2008, we effected a redomestication from Florida to Delaware, pursuant to an Agreement and Plan of Merger with Americom Networks International, Inc., or Americom, a Delaware corporation and our wholly-owned subsidiary, whereby we merged with and into Americom, with Americom being the surviving entity. The merger became effective on February 6, 2008 and we became a Delaware corporation. On August 15, 2008, we changed our name to Highland Ridge, Inc. and our primary business became the search for a potential merger candidate or a business to acquire. As a result of the share exchange transaction discussed below, we are now engaged in the design, production and sale of transmission and related products used in high voltage electric transmission and wireless communications.

On January 13, 2010, we entered into and closed a share purchase agreement with Michael Anthony, our CEO at the time, and certain accredited purchasers signatory thereto, pursuant to which, we sold an aggregate of 10,880,000 shares of our common stock to the purchasers for a total of $225,000. In connection with the closing of the share purchase agreement, Mr. Anthony resigned from all positions in the Company held by him and Ms. Jiao was appointed as our President, Chief Executive Officer, Treasurer and Secretary effective immediately. Mr. Anthony also resigned as the sole director of the Company and Ms. Jiao was appointed as the sole director and Chair of the Board of Directors effective ten (10) days following the filing and mailing of the Schedule 14f-1 which we filed on January 13, 2010.

Simultaneously with the closing of the share purchase agreement, we re-purchased 10,880,000 common shares from Corporate Services International Profit Sharing and Century Capital Partners, LLC, which are both beneficially owned by Mr. Anthony, for an aggregate purchase price of $225,000, as contemplated by a repurchase agreement, dated January 13, 2010, by and among the Company, Corporate Services International Profit Sharing and Century Capital Partners, LLC. Immediately following the closing of the share purchase agreement and the repurchase agreement, the purchasers under the share purchase agreement held 99% of our common stock resulting in a change in control of the Company.

Reverse Acquisition of TEC

On May 4, 2010, we entered into and closed a share exchange agreement, or the Share Exchange Agreement, with TEC, a Hong Kong limited company, and its sole shareholder, Mr. Hua Peng Phillip Wong, pursuant to which we acquired 100% of the issued and outstanding capital stock of TEC in exchange for 19,194,421 shares of our common stock, par value $0.001, which constituted 63.6% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement., which effected a reverse acquisition of TEC. Immediately following closing of the reverse acquisition of TEC, Mr. Wong transferred 1,397,049 of the shares issued to him under the share exchange to certain persons who provided prior services to TEC and its subsidiaries, pursuant to a side letter agreement among Mr. Wong and such service providers, dated May 4, 2010. As a result of this share transfer, Mr. Wong now holds 17,797,372 shares of our common stock constituting 58.9% of our issued and outstanding capital stock on a fully-diluted basis.

Upon the closing of the reverse acquisition on May 4, 2010, Ms. Jiaojiao Jiao, our sole director and officer, resigned from all offices of the Company that she held. On May 4, 2010, Ms. Jiao also resigned as the sole director of the Company, effective ten (10) days following the filing and mailing of an information statement on Schedule 14f-1, and Mr. Chun Lu, was appointed as Director and Chair of our Board of Directors, effective immediately. Also upon the closing of the reverse acquisition, our board of directors increased its size to 3 members and appointed Mr. Xiaoxiang Liu and Mr. Wei Zhang to fill the vacancies created by such increase, effective as of the effective date of Ms. Jiao’s resignation. In addition, our board of directors appointed Mr. Lu to serve as our Chief Executive Officer, Mr. Yuhua Yang to serve as our Chief Financial Officer, Treasurer and Secretary, Mr. Baojia He to serve as our Chief Technology Officer, Mr. Jianming Wang to serve as our Chief Operating Officer, Mr. Xiaoxiang Liu to serve as our Chief Administrative Officer and Mr. Debin Chen to serve as our Vice President of Sales and Marketing, effective immediately at the closing of the reverse acquisition.

Prior to May 4, 2010, TEC was a private corporation incorporated on November 11, 2009, in Hong Kong. It was principally established to serve as an investment holding company and its operations are carried out in Hong Kong. On February 22, 2010, TEC acquired TEC Tower, a PRC limited liability company, and its PRC subsidiary, ZTEC, pursuant to an equity transfer agreement between Chun Lu, TEC Tower’s sole shareholder, and TEC, pursuant to which, Mr. Lu transferred 100% of the equity interest in TEC Tower to TEC. The transfer was approved by the Department of Commerce of Anhui Province on March 2, 2010.

TEC Tower was established in the PRC on April 19, 2006, for the manufacture, sale and installation of communications and power steel towers, and the manufacture and sale of communications products. On March 10, 2010, in connection with its acquisition by TEC, TEC Tower was recognized by the Department of Commerce of Anhui Province as a foreign-invested enterprise. ZTEC was established on December 7, 2009, by a 90% contribution from TEC Tower and a 10% contribution from Yiping Zhu, a PRC individual, for the sale and installation of communications steel towers, and communication construction projects. As a result, ZTEC is our 90% majority owned indirect PRC subsidiary. ZTEC’s production facility is still under construction and is expected to commence operations by the end of fiscal year 2010.

We plan to change our name to TEC Technology, Inc. to more accurately reflect our new business operations.

For accounting purposes, the acquisition of TEC Tower was accounted for under the acquisition method with TEC as the holding company of both companies for legal purposes. Accordingly, our financial statements have been prepared on a consolidated basis for the periods presented. The share exchange transaction with TEC Technology Limited was treated as a reverse acquisition, with TEC as the accounting acquirer and TEC Technology Limited as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of TEC and its consolidated subsidiary.

Our common stock is quoted on the Over-the-Counter Bulletin Board maintained by the Financial Industry Regulatory Authority under the symbol “HGHN” and the CUSIP number for our common stock is 430744102.

Our Corporate Structure

All of our business operations are conducted through our Chinese operating subsidiaries, TEC Tower and its subsidiary, ZTEC. The chart below presents our corporate structure as of May 4, 2010:

Our principal executive offices are located at Xinqiao Industrial Park, Jingde County, Anhui Province, 242600, People’s Republic of China, and our Shenzhen branch office is located at Modern International Building 1408, Futian District, Shenzhen, People’s Republic of China. The telephone number at our principal executive office is (+86 563) 8023488.

Our Industry and Principal Market

Our tower products are primarily used in the electric transmission and wireless communication industries in China and emerging overseas markets.

China invests heavily in the electric transmission industry, and expects to continue doing so in the next 5-7 years. During China’s 11th 5-Year Plan, investment in electric transmission totaled over $100 billion, with about 25% of it spent on towers and related products and services. China has two large electric transmission utility companies, the State Grid Corporation of China, or State Grid, and China Southern Power Grid, or Southern Grid. State Grid and Southern Grid provide primarily long distance high voltage transmission services, and projects are organized and developed on a provincial basis. In addition, there are dozens of provincial level grid companies that supply regional and local grids.

China’s mobile communication has grown considerably in the past decade, in particular since 2008, when 3G licenses were issued to China Mobile, China Unicom, and China Telecom. As of September 2009, it is estimated that there are over 700 million mobile phone users in China, and that telecommunications service providers plan to invest over $60 billion in the next five years on infrastructure in China, with the bulk of this amount going to the towers and base station development.

The overseas market for electric transmission products and services is also growing at a rapid pace. Annual investments in the Middle East, Africa, and South America total over $15 billion a year with annual growth rate over 10%. In the overseas developing markets, wireless communication investment is also growing. For example, from 2008 to 2010, Africa expects to invest USD$3.2 billion in mobile communication infrastructure per year. We have a strong presence in India and Southeast Asia, where we currently partner with main contractors such as Huawei and ZTE to earn business in these overseas markets. However, we have independently established overseas sales centers in Africa to directly take on this fast growing market.

Our Growth Strategy

We believe that China’s highly fragmented electric transmission and wireless communications industry and rapidly growing market provide us with significant growth opportunities. We intend to pursue the following strategies to achieve our goal:

  Expand our domestic market share in the current core tower business by further developing our sales channels and marketing efforts in industry trade publications.
  Aggressively pursue sales in developing overseas markets in Africa, the Middle East, South Asia and South America.
  Enter into the communication base station business which involves tower design, air conditioning, peripheral equipment, installation and after-sale services.
  Enter into the electric transmission systems market which involves tower site surveying, peripheral equipment installation and after-sale services.

Our Products

Our electric transmission and wireless communications product lines include angle steel towers, steel pipe towers and transmission cable towers, constructed primarily of steel, aluminum or other alloy materials.

Electric Transmission Towers

Our electric transmission towers currently support 35kv, 110kv, and 220kv, and we have recently obtained certifications to produce towers for the 500kv electric transmission lines. We plan to develop towers that support Ultra High Voltage (UHV) tower lines of 750+kv DC or 1000+kv AC transmission lines as the market evolves beyond testing phases.

Wireless Communications Towers

Our wireless communications towers include single-tube towers, 4-strut towers and roof top towers for the 2G, 3G, and microwave market.

We are also in the early stages of developing expertise to produce wireless communication base stations, which typically include towers, air conditioning units, transformers, equipment procurement, power connection, site survey, installation, and after-sales services. Once we are able to develop this full product and service offering, we plan to expand our business by offering services to customers under separate tower maintenance contracts. Profit margins from base station contracts are typically higher than margins from product sales, however, to be fully engaged in the base station business we will have to develop or acquire additional capabilities in terms of design, procurement, and services.

In the future we expect to expand our business to offer tower installation and maintenance services.

Supplier Relationships

The major raw materials for our tower products are angle iron, plate, steel beams, bolts and welding wire. We acquire our primary raw materials from a variety of sources. We have some long-term steel purchase contracts in order to reduce the negative effects of steel price fluctuation, but we also have some short-term contracts or make one-time purchases to take advantage of favorable pricing. Our primary suppliers are Nanjing Feike Steel Ltd. and Tai’an Guihe Material Supply Ltd., whose purchases accounted for approximately 23.8% and 7.9% respectively of our expenses for the year ended December 31, 2009.

Our Customers and Marketing Efforts

Our direct customers typically are specialized construction companies which serve as a prime contractor and builder on transmission projects constructed for our ultimate end customers, electric utility companies and telecommunication service providers. We usually obtain our customers by succeeding in a competitive bidding process where subcontracts are awarded to companies, like us, which submit the most favorable bids on a transmission project. We have found that a successful bid is usually predicated on a variety of factors including pricing, terms of delivery, product design and quality, industry experience and reputation and time to delivery, among other factors.

Based on revenue generated during the past 12 months, our top customers are ZTE Corporation, Chongqing Jiangjin Electric Line Appliance Co., Ltd. and Shanxi Jinneng International Trading & Engineering Co., Ltd. Based on success in a competitive bidding environment, we completed one project for each of these customers. During fiscal year 2008, no single customer accounted for more than 20% of our revenues; however, during the year ended December 31, 2009, our commercial arrangements with ZTE (Shenzhen) Kangxun Telecom Col, Ltd. accounted for approximately 32.5% of our revenue.

The electric utility companies and telecommunication companies that use our tower products in their transmission facility are mainly located in Shanxi Province and the Inner Mongolia Autonomous Region in northern China, and in Guangdong Province in heavily populated southern China, and include ZTE Corp, the State Grid Corp of China, the China Southern Grid, Huawei Technologies Co. Ltd. and Reliance Communications.

We have also made efforts in some overseas market where our products have developed positive brand recognition and we are one of only a few PRC-based electric transmission tower companies selling products abroad. In India and Southeast Asia, we currently partner with large contractors such as Huawei and ZTE to perform contracts in these markets, and in Africa, we have independently established sales centers to directly take on this fast growing market.

We generally seek to obtain certifications from main contractors in these overseas markets and then bid on their particular projects. We currently hold certifications from Huawei, ZTE, Nokia Ericsson, and Reliance, which allow us to bid as subcontractors on their projects. The table below is a representation of our overseas projects:

Region	Contract Details
India	We manufactured and delivered 691 nos. of 403B steel tower with India Reliance Telecom Company in 2008 and expect to conduct more direct sales in India.
Southeast Asia

In 2009 we supplied transmission products to Multi-Link Engineering of Malaysia for transmission projects in Papua New Guinea. The company plans to conduct more direct sales in Southeast Asia in the future.

Africa

We have performed on contracts for steel tower manufacturing and machining in Africa, cooperating with Huawei Company for sale to Zambia, Tanzania and Uganda. We have also supplied $7.3 million of tower equipment to ZTE Corp for 2G/3G infrastructure development in Ethiopia. We plan to extend our sales network to South Africa.

Hong Kong	We have cooperated with OMAX GLOBAL in Hong Kong in the production of communication towers in Hong Kong.

When we successfully bid on a transmission project and secure a sub-contract for the purchase of our tower products, we are expected to promptly deliver to the prime contractor and/or end-customer, an acceptable tower design plan, as well as a supply and construction schedule, usually ranging from one to six months. During this time, we assemble and procure the raw materials that are needed in the tower manufacturing process from our raw material inventory and, occasionally, by special order from third party vendors. The steel used in our towers must be galvanized prior to the preparation of each piece for the tower parts so we usually outsource this process to specialized galvanization companies. Upon completing the components, we then test-assemble a percentage of the towers ordered. If the pieces connect according the specifications, we then load the components onto trucks or trains and ship them to the customer’s installation site. We plan to expand our business to offer the installation and service of our towers with end users.

Competition

Competition in the domestic electric transmission products and service market is based primarily on acquired certifications, pricing, delivery scheduling, and previous engagement experiences, but we believe that no single company in China holds more than a 3% market share. Competition in the domestic and international wireless communication market is based primarily on subcontracting from large equipment providers, such as Huawei and Nokia Ericsson.

Our primary competition comes from domestic companies such as Meteno Communication Technologies, Qixing Tower and Nanjing Daji Towers. Additional competition comes from large international companies such as Valmont Industries, Inc. (NYSE:VMI) that are both larger than us in terms of assets and sales volume. Meteno works solely with wireless communication towers and Qixing participates in the wireless communication market. Some of our international competitors are larger than we are and possess greater name recognition, assets, personnel, sales, and financial resources. However, these competitors generally have higher prices for their products, and most of them do not have distribution networks in China that are as developed as ours.

We believe that the quality of our product and service offerings and our relatively low labor costs enable us to compete favorably in the market for electric and wireless transmission towers and distinguish us from many of our competitors, especially our international competitors. Although we generally win contracts by our delivery schedule and reputation in the market, our pricing is competitive. Our focus on quality and service allows us to bid for most projects, but through a lack of sufficient working capital, we sometimes elect to abstain from bidding during the third and fourth quarters which are generally busier. We also sometimes work with Qixing and Daji on larger projects where they serve as the primary contractor.

Research and Development

Our research and development activities focus on developing new products. We currently have 20 employees dedicated to research and development and over 50 key manufacturing technical experts. We expect to engage in continuous research and development, to enhance our product and service offerings in our core areas of focus. In addition, we plan to expand our research and development team to support our planned entry into the communication base station and electric system market.

Intellectual Property

We currently hold exclusive licenses for five patents, three of which are licensed from Anhui University of Technology and Science and the other two from the Hangzhou Tianye Communication Equipment Co., Ltd. The table below summarizes our exclusive licenses:

Description	Licensor	Scope	Term
valve spring disassembly device	Anhui University of Technology and Science	Exclusive license for five (5) years (as of June 17,	10 years

mechanical lift	Anhui University of Technology and Science	2009) Exclusive license for five (5) years (as of June 17, 2009)	10 years
U-shape bolt disassembly device	Anhui University of Technology and Science	Exclusive license for five (5) years (as of May 27, 2009)	10 years
main distribution frame test scheduling module	Hangzhou Tianye Communication Equipment Co., Ltd	Exclusive license for five (5) years (as of April 2, 2008)	10 years
security unit of main distribution frame	Hangzhou Tianye Communication Equipment Co., Ltd	Exclusive license for five (5) years (as of December 6, 2008)	10 years

We expect to renew our licenses as they expire. We also own our domain name, tectower.com, which has been registered since August 14, 2007.

Regulation

Because our primary operating subsidiaries are located in China, we are regulated by China’s national and local laws, including those related to property ownership, environmental protection, foreign currency and taxation outlined in more detail below. We believe that we are in material compliance with all registrations and requirements for the issuance and maintenance of all licenses required by the governing bodies, and that all license fees and filings are current.

Environmental Matters

As a producer of steel products in China, we are subject to various governmental regulations related to environmental protection. Our manufacturing facilities are subject to various pollution control regulations with respect to noise, water and air pollution and the disposal of waste and hazardous materials, including, China’s Environmental Protection Law, China’s Law on the Prevention and Control of Water Pollution and its implementing rules, China’s Law on the Prevention and Control of Air Pollution and its implementing rules, China’s Law on the Prevention and Control of Solid Waste Pollution, and China’s Law on the Prevention and Control of Noise Pollution. We are subject to periodic inspections by local environmental protection authorities. Our operating subsidiary has received certifications from the relevant PRC government agencies in charge of environmental protection indicating that their business operations are in material compliance with the relevant PRC environmental laws and regulations. We are not currently subject to any pending actions alleging any violations of applicable PRC environmental laws.

Foreign Currency Exchange

The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended (2008). Under these Rules, RMB is freely convertible for current account items, such as trade and service-related foreign exchange transactions, but not for capital account items, such as direct investment, loan or investment in securities outside China unless the prior approval of, and/or registration with, the State Administration of Foreign Exchange of the People’s Republic of China, or SAFE, or its local counterparts (as the case may be) is obtained.

Pursuant to the Foreign Currency Administration Rules, foreign invested enterprises, or FIEs, in China may purchase foreign currency without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange (subject to a cap approved by SAFE) to satisfy foreign exchange liabilities or to pay dividends. In addition, if a foreign company acquires a company in China, the acquired company will also become an FIE. However, the relevant PRC government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from, and/or registration with, SAFE.

Regulation of Income Taxes

On March 16, 2007, the National People’s Congress, the Chinese legislature, passed the new Enterprise Income Tax Law, or New EIT Law, which became effective on January 1, 2008. The New EIT Law applies a unified enterprise income tax, or EIT, rate at 25% to both FIEs and domestic invested enterprises. According to a grandfathering provision of the Notice on Transitional Preferential Policies of Enterprise Income Tax published by the State Council, enterprises that are subject to an EIT rate below 25% may continue to enjoy such lower rate which will be gradually transitioned to the new EIT rate within five years of the effective date of the New EIT Law, and enterprises that are currently entitled to exemptions from, or reductions in, applicable EIT for a fixed term may continue to enjoy such treatment until the fixed term expires.

Under the New EIT Law, companies designated as High- and New-Technology Enterprises may enjoy a reduced national enterprise income tax of 15%. Administrative Measures for Assessment of High-New Tech Enterprises, or Measures, and Catalogue of High/New Tech Domains Strongly Supported by the State, or Catalogue (2008), jointly issued by the Ministry of Science and Technology and the Ministry of Finance and State Administration of Taxation set forth general guidelines regarding criteria as well as application procedures for qualification as a High- and New-Tech Enterprise under the New EIT Law. We plan to apply for High- and New-Technology Enterprise designation for TEC Technology. However, there can be no assurance that TEC Technology will qualify as a High- and New-Technology Enterprise.

Dividend Distribution

The principal regulations governing distribution of dividends of wholly foreign-owned companies include:

  The Wholly Foreign-owned Enterprise Law (1986), as amended in October 2000;
  Implementation Rules under the Wholly Foreign-owned Enterprise Law (1990), as amended in 2001;
  Company Law of the PRC (2005); and
  Enterprise Income Tax Law and its Implementation Rules (2007).

Under these regulations, wholly foreign-owned enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds, unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Under the New EIT Law, dividends, interests, rent, royalties and gains on transfers of property payable by a FIE in the PRC to its foreign investor who is a non-resident enterprise will be subject to a 10% withholding tax, unless such non-resident enterprise’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a reduced rate of withholding tax.

Under the New EIT Law, an enterprise established outside the PRC with its “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its worldwide income. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. For detailed discussion of PRC tax issues related to resident enterprise status, see “Risk Factors – Under the New EIT Law, we may be classified as a ‘resident enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.”

Moreover, under the New EIT Law, foreign shareholders of an entity that is classified as a PRC resident enterprise may be subject to a 10% withholding tax upon dividends payable by such entity, unless the jurisdiction of incorporation of the foreign shareholder of such entity has a tax treaty with the PRC that provides for a reduced rate of withholding tax, and gains realized on the sale or other disposition of shares, if such income is sourced from within the PRC.

Land Use Rights

There is no private ownership of land in China and all land ownership is held by the government of the PRC, its agencies and collectives. Land use rights can be obtained from the government for a period of up to 50 years, and are typically renewable. Land use rights can be transferred upon approval by the land administrative authorities of the PRC (State Land Administration Bureau) upon payment of the required land transfer fee. We have received the necessary land use right certificates for the properties described under the “Our Facilities” heading in this report.

Our Facilities

The Company has the following PRC land use rights to three parcels of land:

Address/Locality	Land Certificate No.	Area(M2)	Usage	Construction Area (M2)	Acquisition Method	Expiry Date of Use Right
Xinqiao Industrial Park Jingde County, Anhui Province, 242600 People’s Republic of China	Jing Guo Yong (2006) No. 0141	44,038	Industrial	11,543.18	Transfer	April 27, 2056
Xinqiao Industrial Park Jingde County, Anhui Province, 242600 People’s Republic of China	Jing Guo Yong (2008) No. 0536	66,696	Industrial	Under construction	Transfer	December 29, 2058
Xinqiao Industrial Park Jingde County, Anhui Province, 242600 People’s Republic of China	Jing Guo Yong (2008) No. 0537	66,677	Industrial	Under construction	Transfer	December 29, 2058

The land use right covered by Land Certificate No. Land Jing Guo Yong (2006) No. 0141 has been mortgaged as a part of our RMB 6,300,000 revolving line of credit from the Industrial and Commercial Bank of China, Longshou Sub-branch, Xuancheng Branch, that expires on October 7, 2011.

Our principal executive offices and base of operations are located in southeastern China in Anhui Province. The Company owns the following real estate property and owns the estate ownership certificates as follows:

Certificate No.	Address/Locality	Structure	Floor	Usage	Area(M2)
Fang Di Quan Jing Fang Zi No. 000489	Xinqiao Industrial Park, Jingyang Township, Anhui Province, PRC	Complex	One	Office, residence and others	1,255.29
Fang Di Quan Jing Fang Zi No. 04122	Xinqiao Industrial Park, Jingyang Township, Anhui Province, PRC	Steel frame	One	Factory	10,287.89

We also use 2,400 square feet of office space, for our Shenzhen Branch Office, leased for and on behalf of the Company by Mr. Debin Chen, our Vice President of Marketing and Sales, pursuant to a lease agreement, dated August 31, 2009, between Mr. Chen and Mr. Jie Ding. Under the lease agreement, Mr. Chen is obligated to pay a monthly sum of RMB 22,000 (approximately $3,221), which the Company reimburses to him. The lease agreement expires on August 31, 2010 and Mr. Chen has the option to renew the lease 30 days prior to the lease expiration date. We intend to renew the lease at that time in TEC Tower’s name. We believe that all leased space is in good condition and that the property is adequately insured by the owner.

Employees

As of May 4, 2010, we employed a total of 400 employees. The following table sets forth the number of our employees by function.

Function	Number Of Employees
Sales and Marketing Department	50
Research and Development Department	70
Management, Financial, and Administrative Office	30
Production	250
Total	400

Approximately 325 of our employees are located in our executive offices in Anhui, 25 employees are located in Shenzhen, and the rest of our employees are located in various branches throughout China and abroad.

Our employees in China participate in a state pension plan organized by Chinese municipal and provincial governments. We are required to contribute monthly to the plan at the rate of 23% of the average monthly salary. In addition, we are required by Chinese law to cover employees in China with various types of social insurance. We believe that we are in material compliance with the relevant PRC laws.

Insurance

We do not have any business liability, interruption or litigation insurance coverage for our operations in China. Insurance companies in China offer limited business insurance products. While business interruption insurance is available to a limited extent in China, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Therefore, we are subject to business and product liability exposure. See “Risk Factors – Risks Related to Our Business – We have limited business insurance coverage in China.”

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Notes Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

Our products often are subject to customer testing, inspection and approval.

We frequently supply our tower design services and tower products to prime contractors under subcontractor agreements which incorporate terms of the prime contract and often include the testing, inspection and approval requirements that are a precondition of payment to us by the prime contractor and/or the end-customer. Although we endeavor to satisfy the requirements of each of these contracts to which we are a party, no assurance can be given that the necessary approval of our products and services will be granted on a timely basis or at all, and that we will receive any payments due to us. In some cases, we may be dependent on subcontractors to complete other portions of these projects which may also delay payments to us. Any failure to obtain these approvals and payments may have a material adverse effect on our business and future financial performance

In order to grow at the pace expected by management, we will require additional capital to support our long-term growth strategies. If we are unable to obtain additional capital in future years, we may be unable to proceed with our plans and we may be forced to curtail our operations.

Our working capital requirements and the cash flow provided by future operating activities, if any, will vary greatly from quarter to quarter, depending on the volume of business during the period and payment terms with our customers. We will require additional working capital to support our long-term growth strategies, which includes identifying suitable targets for horizontal or vertical mergers or acquisitions so as to enhance the overall productivity and benefit from economies of scale. However, due to the uncertainty arising out of domestic and global economic conditions and the ongoing tightening of domestic credit markets, we may not be able to generate adequate cash flows or obtain adequate levels of additional financing, whether through equity financing, debt financing or other sources. Even if we are able to get additional financing, it might not be on terms that are favorable to the Company. Furthermore, additional financings could result in significant dilution to our earnings per share or the issuance of securities with rights superior to our current outstanding securities, including registration rights. If we are unable to raise additional financing, we may be unable to implement our long-term growth strategies, develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures on a timely basis, if at all. In addition, a lack of additional financing could force us to substantially curtail operations.

Our business could be adversely affected by reduced levels of cash, whether from operations or from borrowings.

Historically, our principal sources of funds have been cash flows from operations and borrowings from banks and other institutions. Our commercial short term bank loans totaled $12,733,709 as of December 31, 2009. Our operating and financial performance may generate less cash and result in our failing to comply with our credit agreement covenants. We were in compliance with these covenants in 2009, however, our ability to remain compliant in the future will depend on our future financial performance and may be affected by events beyond our control. There can be no assurance that we will generate sufficient earnings and cash flow to remain in compliance with the credit agreement, or that we will be able to obtain future amendments to the credit agreement to avoid a default. In the event of a default, there can be no assurance that we could negotiate a new credit agreement or that we could obtain a new credit agreement with satisfactory terms and conditions within a reasonable time period.

	2009	2008

Loan from Industrial and Commercial Bank, Jingdeyuan Branch, PRC	$4,041,585	$1,907,100
Interest rate 7.47% per annum with personal guarantee of Messrs. LuChun and ZhuYiPing
JingdeTransport Bureau, PRC	-	293,400
Anhui Xuancheng Jingde Poyang Axle Automation Co Ltd	-	36,675
Huishang Bank, Hefei branch, PRC	2,200,500	-
China Merchant Bank, Heifei branch, PRC	1,173,600	-
China Everbright Bank, Heifei branch, PRC	4,401,000	-
Interest rate 5.31% per annum with corporate and personal guarantees of Zhongrung Trust Investment Co Ltd and Messrs. LuChun and ZhuYiPingGuarantee
Huishang Bank, Xuancheng branch, PRC	682,304	-
The Economic Standing Committee of Jingde, PRC	234,720	-
Anhui Xuancheng Jingde Village Credit Union	-	264,060
	$12,733,709	$2,501,235

Our business and operations will suffer if prime contractors or end- customers prove to be not creditworthy.

In our industry, companies such as ours, that are subcontractors on large transmission construction projects, are often subject to the terms of a prime contract, including payment terms. We sometimes do not receive full payment on a project until the prime contractor is paid by the end-customer. Consequently, we extend credit to some of our customers while generally requiring no collateral. Generally, our customers pay in installments, with a portion of the payment upfront, a portion of the payment upon receipt of our products by our customers and before the installation, and a portion of the payment after the installation of our products and upon satisfaction of our customer. Sometimes, a small portion of the payment will not be paid until after a certain period following the installation. We perform ongoing credit evaluations of our customers’ financial condition and generally have no difficulties in collecting our payments. However, if we encounter future problems collecting amounts due from our clients or if we experience delays in the collection of amounts due from our clients, our liquidity could be negatively affected. In order to reduce collection risks, we have turned down some opportunities that we believed carried unfavorable payment terms. Our customers are primarily large enterprises with strong recurring cash flow. We believe that we will be able to collect current amounts due from our customers.

If our suppliers fail to perform their contractual obligations, our ability to provide services and products to our customers, as well as our ability to obtain future business, may be harmed.

Many of our products include parts and raw materials procured from other companies upon which we rely to provide a portion of the products that we provide to our customers. There is a risk that we may have disputes with our suppliers, including disputes regarding the quality and timeliness of parts and raw materials provided by these suppliers. A failure by one or more of our suppliers to satisfy the agreed-upon contracts may materially and adversely impact our ability to perform our obligations to our customers, could expose us to liability and could have a material adverse effect on our ability to compete for future contracts and orders.

Because steel is a key material in our business operations, we are subject to the fluctuations in the steel and iron ore market

The primary raw material for our products is steel. Steels prices have fluctuated greatly in recent years. We have taken measures to offset the negative effect of price fluctuations through the futures market, and entered into long-term supplier relationship with some steel producers at variable prices relative to the market price. However, we cannot predict the future trends of steel prices, and large swings in steel price might greatly affect our profitability.

If we are unable to attract and retain senior management and qualified technical and sales personnel, our operations, financial condition and prospects will be materially adversely affected.

Our future success depends in part on the contributions of our management team and key technical and sales personnel and our ability to attract and retain qualified new personnel. In particular, our success depends on the continuing employment of our CEO, Mr. Chun Lu; our Vice President of Marketing and Sales, Mr. Debin Chen; our Vice President of Research and Development, Mr. Baojia He; and our Vice President of Investor Relations, Mr. Kai Sun, Ph.D. There is significant competition in our industry for qualified managerial, technical and sales personnel and we cannot assure you that we will be able to retain our key senior managerial, technical and sales personnel or that we will be able to attract, integrate and retain other such personnel that we may require in the future. If we are unable to attract and retain key personnel in the future, our business, operations, financial condition, results of operations and prospects could be materially adversely affected.

Management's estimates and assumptions affect reported amounts of expenses and changes in those estimates could impact operating results.

We recognize export tax refund as assets for the expected future tax consequences of events which are included in the financial statements or tax returns. In assessing the whether tax refund assets are realizable, management makes certain assumptions about whether the tax refunds assets will be realized. We expect the tax refund assets currently recorded to be fully realizable, however there can be no assurance that changes in government policies could lead to uncertainties in the future.

In the event that adequate insurance is not available or our insurance is not deemed to cover a claim, we could face liability.

We maintain only state mandated social insurance for our employees. While business interruption insurance and other types of insurance are available to a limited extent in China, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. If we incur increased losses related to employee acts or omissions, or system failure, or if we are unable to obtain adequate insurance coverage at reasonable rates, or if we are unable to receive reimbursements from insurance carriers, our financial condition and results of operations could be materially and adversely affected.

Our quarterly operating results are likely to fluctuate, which may affect our stock price.

Our quarterly revenues, expenses, operating results and gross profit margins vary from quarter to quarter and could result in a decrease in the market price of our common stock. The reasons our quarterly results may fluctuate include:

  variations in profit margins attributable to product mix;
  changes in the general competitive and economic conditions;
  delays in, or uneven timing in the delivery of, customer orders; and
  the introduction of new products by us or our competitors.

Period to period comparisons of our results should not be relied on as indications of future performance.

Future government regulations or other standards could have an adverse effect on our operations.

Our operations are subject to a variety of laws, regulations and licensing requirements of national and local authorities in the PRC. We are required to obtain licenses or permits from the PRC central government and from Anhui province, where we operate, and to meet certain standards in the conduct of our business. The loss of such licenses, or the imposition of conditions to the granting or retention of such licenses, could have an adverse effect on us. In the event that these laws, regulations and/or licensing requirements change, we may be required to modify our operations or to utilize resources to maintain compliance with such rules and regulations. In addition, new regulations may be enacted that could have an adverse effect on us.

Our limited ability to protect our licensed intellectual property, and the possibility that this technology could inadvertently infringe technology owned by others, may adversely affect our ability to compete.

We currently hold exclusive licenses for five patents, three of which are licensed from Anhui University of Technology and Science and the other two from the Hangzhou Tianye Communication Equipment Co., Ltd. A successful challenge to the ownership of this technology by third parties could materially damage our business prospects. Our competitors may assert that the technologies or products infringe on their patents or proprietary rights. We may be required to obtain from others licenses that may not be available on commercially reasonable terms, if at all. Problems with intellectual property rights could increase the cost of our products or delay or preclude our new product development and commercialization. If infringement claims against us or our licensors are deemed valid, we may not be able to obtain appropriate licenses on acceptable terms or at all. Litigation could be costly and time-consuming but may be necessary to protect our technology license positions or to defend against infringement claims.

Environmental regulations impose substantial costs and limitations on our operations.

We are subject to various national and local environmental laws and regulations in China concerning issues such as air emissions, wastewater discharges, and solid waste management and disposal. These laws and regulations can restrict or limit our operations and expose us to liability and penalties for non-compliance. While we believe that our facilities are in material compliance with all applicable environmental laws and regulations, the risks of substantial unanticipated costs and liabilities related to compliance with these laws and regulations are an inherent part of our business. It is possible that future conditions may develop, arise or be discovered that create new environmental compliance or remediation liabilities and costs. While we believe that we can comply with existing environmental legislation and regulatory requirements and that the costs of compliance have been included within budgeted cost estimates, compliance may prove to be more limiting and costly than anticipated.

Our business and reputation as a provider of transmission and communication towers may be adversely affected by product defects or performance.

We believe that we offer high quality products that are reliable and competitively priced. If our products do not perform to specifications, we might be required to redesign or recall those products or pay substantial damages. Such an event could result in significant expenses, disrupt sales and affect our reputation and that of our products. In addition, product defects could result in substantial product liability. We do not have product liability insurance. If we face significant liability claims, our business, financial condition, and results of operations would be adversely affected.

RISKS RELATED TO OUR INDUSTRY

Our success relies on our management’s ability to understand the electric transmission and wireless communication industries.

We target the rapidly evolving electric transmission and wireless communication markets for tower and related products and services. As such, it is critical that our management is able to understand industry trends and make good strategic business decisions. If our management is unable to identify industry trends and act in response to such trends in a way that is beneficial to us, our business will suffer.

If we are unable to respond to the rapid changes in our industries and changes in our customers’ requirements and preferences, our business, financial condition and results of operations could be adversely affected.

If we are unable, for technological, legal, financial or other reasons, to adapt in a timely manner to changing market conditions or customer requirements, we could lose customers and market share. The electric transmission and wireless communication industries are characterized by fairly rapid technological change. Changes in customer requirements and preferences, the frequent introduction of new products and services embodying new technologies and the emergence of new industry standards and practices could render our existing products, services and systems obsolete. The nature of products and services in the electric transmission and wireless communication industries and their rapid evolution will require that we continually improve the performance, features and reliability of our products and services. Our success will depend, in part, on our ability to:

  enhance our existing products and services;
  anticipate changing customer requirements by designing, developing, and launching new products and services that address the increasingly sophisticated and varied needs of our current and prospective customers; and
  respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

The development of additional products and services involves significant technological and business risks and requires substantial expenditures and lead time. If we fail to introduce products with new technologies and standards in a timely manner, or adapt our products to these new technologies and standards, our business, financial condition and results of operations could be adversely affected. We cannot assure you that even if we are able to introduce new products or adapt our products to new technologies and standards that our products will gain acceptance among our customers. In addition, from time to time, we or our competitors may announce new products, product enhancements or technological innovations that have the potential to replace or shorten the life cycles of our existing products and that may cause customers to refrain from purchasing our existing products, resulting in inventory obsolescence.

We may not be able to maintain or improve our competitive position in the electric transmission and wireless communication industries, and we expect this competition to continue to be intense.

China’s electric transmission and wireless communication industries are large and established, though rapidly evolving. Our primary competition comes from domestic companies such as Meteno Communication Technologies, Qixing Tower, and Nanjing Daji Towers. Additional competition comes from large international companies such as Valmont Industries, Inc. (NYSE:VMI). Some of our international competitors are larger than us and possess greater name recognition, assets, personnel, sales and financial resources. These entities may be able to respond more quickly to changing market conditions by developing new products and services that meet customer requirements or are otherwise superior to our products and services and may be able to more effectively market their products than we can because they have significantly greater financial, technical and marketing resources than we do. They may also be able to devote greater resources than we can to the development, promotion and sale of their products. Increased competition could require us to reduce our prices, result in our receiving fewer customer orders, and result in our loss of market share. We cannot assure you that we will be able to distinguish ourselves in a competitive market. To the extent that we are unable to successfully compete against existing and future competitors, our business, operating results and financial condition could be materially adversely affected.

RISKS RELATED TO DOING BUSINESS IN CHINA

Changes in China's political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

  Level of government involvement in the economy;
  Control of foreign exchange;
  Methods of allocating resources;
  Balance of payments position;
  International trade restrictions; and
  International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy and weak corporate governance and a lack of flexible currency exchange policy still prevail in China. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy was similar to those of the OECD member countries.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiaries in the PRC. Our operating subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and all of our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiaries.

You may have difficulty enforcing judgments against us.

We are a Delaware corporation that serves as a holding company for our PRC operations and most of our assets are located outside of the United States and mostly in China. Our officers and directors are not residents in the United States and the substantial majority of their assets are located outside of the United States. As a result, it may be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and it may be difficult for you to effect service of process within the United States upon our officers and directors. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. We have been advised that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law and that PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2% . These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in RMB and U.S. dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Currently, some of our raw materials and major equipment are imported. In the event that the U.S. dollars appreciate against RMB, our costs will increase. If we cannot pass the resulting cost increases on to our customers, our profitability and operating results will suffer. In addition, if our sales to international customers grow, we will be increasingly subject to the risk of foreign currency depreciation.

Restrictions under PRC law on our PRC subsidiaries' ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses.

Substantially all of our revenues are earned by our PRC subsidiaries. However, PRC regulations restrict the ability of our PRC subsidiaries to make dividends and other payments to their offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiaries only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiaries are also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; (3) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (4) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006. This date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have advised our shareholders who are PRC residents, as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiaries. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Our business and financial performance may be materially adversely affected if the PRC regulatory authorities determine that our acquisition of TEC Technology constitutes a Round-trip Investment without MOFCOM approval.

On August 8, 2006, six PRC regulatory agencies promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the 2006 M&A Rule, which became effective on September 8, 2006. According to the 2006 M&A Rule, a “Round-trip Investment” is defined as having taken place when a PRC business that is owned by PRC individual(s) is sold to a non-PRC entity that is established or controlled, directly or indirectly, by those same PRC individual(s). Under the 2006 M&A Rules, any Round-trip Investment must be approved by the Ministry of Commerce, MOFCOM, and any indirect arrangement or series of arrangements which achieves the same end result without the approval of MOFCOM is a violation of PRC law.

On May 4, 2010, our Chairman and President, Mr. Chun Lu, entered into an option agreement with TEC and Mr. Hua Peng Phillip Wong, pursuant to which Mr. Lu was granted an option to acquire 17,797,372 shares our common stock currently owned by Mr. Wong, for an exercise price of $1,000,000. Mr. Lu may exercise this option, in whole but not in part, during the period commencing on the 365th day following of the date of the option agreement and ending on the second anniversary of the date thereof. After Mr. Lu exercises this option, he will be our controlling stockholder. His acquisition of our equity interest, or the Acquisition, is required to be registered with the competent administration of industry and commerce authorities, or AIC, in Beijing. Mr. Lu will also be required to make filings with the Beijing SAFE, to register the Company and its non-PRC subsidiaries to qualify them as SPVs, pursuant to Circular 75 and Circular 106.

The PRC regulatory authorities may take the view that the Acquisition and the Share Exchange Agreement are part of an overall series of arrangements which constitute a Round-trip Investment because at the end of these transactions, Mr. Lu will become the majority owner and effective controlling party of a foreign entity that acquired ownership of our Chinese subsidiaries. The PRC regulatory authorities may also take the view that the registration of the Acquisition with the relevant AIC in Beijing and the filings with the Beijing SAFE may not be evidence that the Acquisition has been properly approved because the relevant parties did not fully disclose to the AIC, SAFE or MOFCOM the overall restructuring arrangements, the existence of the Share Exchange Agreement and its link with the Acquisition. If the PRC regulatory authorities take the view that the Acquisition constitutes a Round-trip Investment under the 2006 M&A Rules, we cannot assure you we may be able to obtain the approval required from MOFCOM.

If the PRC regulatory authorities take the view that the Acquisition constitutes a Round-trip Investment without MOFCOM approval, they could invalidate our acquisition and ownership of our Chinese subsidiaries. Additionally, the PRC regulatory authorities may take the view that the Acquisition constitutes a transaction which requires the prior approval of the China Securities Regulatory Commission, or CSRC, before MOFCOM approval is obtained. We believe that if this takes place, we may be able to find a way to re-establish control of our Chinese subsidiaries’ business operations through a series of contractual arrangements rather than an outright purchase of our Chinese subsidiaries. But we cannot assure you that such contractual arrangements will be protected by PRC law or that we can receive as complete or effective economic benefit and overall control of our Chinese subsidiaries’ business than if the Company had direct ownership of our Chinese subsidiaries. In addition, we cannot assure you that such contractual arrangements can be successfully effected under PRC law. If we cannot obtain MOFCOM or CSRC approval if required by the PRC regulatory authorities to do so, and if we cannot put in place or enforce relevant contractual arrangements as an alternative and equivalent means of control of our Chinese subsidiaries, our business and financial performance will be materially adversely affected.

Under the New EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

China passed a new Enterprise Income Tax Law, or the New EIT Law, and its implementing rules, both of which became effective on January 1, 2008. Under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the New EIT Law and its implementation non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person. Nor are detailed measures on imposition of tax from non-domestically incorporated resident enterprises are available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

We may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the New EIT Law and its implementing rules dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares. We are actively monitoring the possibility of “resident enterprise” treatment for the 2008 tax year and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties and we make most of our sales in China. PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents or distributors of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

RISKS RELATED TO THE MARKET FOR OUR STOCK GENERALLY

Our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

We are primarily engaged, through our indirect Chinese subsidiary, in the design, production and sale of transmission towers and related products used in high voltage electric power transmission and wireless communications. As a subcontractor on large transmission projects for electric utility companies or telecommunications service providers, we usually sell our tower products to prime contractors who are developing and constructing the projects for end customers. Our electric transmission towers currently support 35kv, 110kv, 220kv, and 500kv transmission lines and we plan to build towers that support Ultra High Voltage (UHV) tower lines of 750+kv DC or 1000+kv AC transmission lines. Our wireless communication towers include single-tube towers, 4-strut towers and roof top towers for the 2G, 3G, and microwave market. We plan to expand our business in the near future to enter the communication base station market and to offer tower installation and maintenance services. Our towers are primarily made of steel, but some contain aluminum or other alloy materials.

Our revenues currently are, and historically have been, generated from the sale of our tower products. Our revenues increased from $8.3 million in fiscal year 2008 to $22.4 million in fiscal year 2009, representing a compounded growth rate of approximately 169%. In the future we expect to offer installation and maintenance services that we believe will generate an additional revenue stream. To date we have generate no material revenues from such services.

Our company headquarters is located in Anhui Province in southeastern China and our domestic sales network is operated from our branch office in the Shenzhen Special Economic Zone.

Recent Developments

On May 4, 2010, we consummated a share exchange agreement with TEC, a Hong Kong limited company, and its sole shareholder, Mr. Hua Peng Phillip Wong, pursuant to which we acquired 100% of the issued and outstanding capital stock of TEC in exchange for 19,194,421 shares of our common stock, par value $0.001, which constituted 63.6% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the share exchange agreement. Immediately following closing of the reverse acquisition of TEC, Mr. Wong transferred 1,397,049 of the shares issued to him under the share exchange to certain persons who provided prior services to TEC and its subsidiaries, pursuant to a side letter agreement among Mr. Wong and such service providers, dated May 4, 2010. As a result of this share transfer, Mr. Wong now holds 17,797,372 shares of our common stock constituting 58.9% of our issued and outstanding capital stock on a fully-diluted basis.

Upon the closing of the reverse acquisition on May 4, 2010, Ms. Jiaojiao Jiao, our sole director and officer, resigned from all offices of the Company that she held. On May 4, 2010, Ms. Jiao also resigned as the sole director of the Company, effective ten (10) days following the filing and mailing of an information statement on Schedule 14f-1, and Mr. Chun Lu, was appointed as Director and Chair of our Board of Directors, effective immediately. Also upon the closing of the reverse acquisition, our board of directors increased its size to 3 members and appointed Mr. Xiaoxiang Liu and Mr. Wei Zhang to fill the vacancies created by such increase, effective as of the effective date of Ms. Jiao’s resignation. In addition, our board of directors appointed Mr. Lu to serve as our Chief Executive Officer, Mr. Yuhua Yang to serve as our Chief Financial Officer, Treasurer and Secretary, Mr. Baojia He to serve as our Chief Technology Officer, Mr. Jianming Wang to serve as our Chief Operating Officer, Mr. Xiaoxiang Liu to serve as our Chief Administrative Officer and Mr. Debin Chen to serve as our Vice President of Sales and Marketing, effective immediately at the closing of the reverse acquisition.

For accounting purposes, the acquisition of TEC Tower was accounted for under the acquisition method with TEC as the holding company of both companies for legal purposes. Accordingly, our financial statements have been prepared on a consolidated basis for the periods presented. The share exchange transaction with TEC Technology Limited was treated as a reverse acquisition, with TEC as the acquirer and TEC Technology Limited as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of TEC and its consolidated subsidiary.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

  Growth in the Chinese Economy. We operate our manufacturing facilities in China and derive over 50% of our revenues from sales to customers in China. Economic conditions in China, therefore, affect virtually all aspects of our operations, including the demand for our products, the availability and prices of our raw materials and our other expenses. Despite the global economic turmoil which resulted in a slowing of its growth rate, China experienced significant economic growth in recent years, achieving a 8.7% growth in gross domestic product in 2009, with a fourth quarter growth of 10.7% on an annualized basis. China appears to be emerging from the economic slowdown and is expected to experience continued growth in all areas of investment and consumption.

  Product Development and Brand Recognition. We believe that in order to compete effectively in this market, we need to constantly improve the quality of our products and deliver new products. As such, we face the challenge of expanding our research and development capacity. We need to maintain a strong and sufficient research and development team and identify the right directions for our research and development. We also face the long-term challenge of developing our brand recognition. We plan to focus on building a reputation for quality and excellent customer service within our industry instead of advertising. We believe that our sales and service team are key in developing the company’s brand recognition and value.

  Growth of Transmission Projects. Sales of our tower products are dependent on the continued availability of transmission projects both in China and in emerging overseas markets. Growth in the domestic market relies primarily on China’s continued investment in the electric transmission industry, in accordance with its 11th 5-Year Plan, mainly through its investment in the state run electric transmission utility companies, State Grid Corporation of China and China Southern Power Grid, and in dozens of provincial level grid companies that supply regional and local grids. So far China’s investment in electric transmission has totaled over $100 billion, approximately 25% of which was spent on towers and related products and services, and we expect this investment to continue for the next 5-7 years. China’s wireless communications market has also grown considerably in the past decade, with an estimated 700 million mobile phone users in China as of September 2009. Continued growth in the wireless communications market will depend on the success of planned service provider infrastructure investment of over $60 billion in the next five years, with the bulk of this amount expected to be allocated to tower and base station development. Continued growth in transmission projects in the developing overseas electric transmission and wireless communication markets will similarly depend on continued investments in these overseas markets, such as Africa’s reported $3.2 billion annual investment in mobile communication infrastructure per year through 2010 and annual investments in the Middle East, Africa, and South America totaling over $15 billion a year, with annual growth rate of over 10%. We believe that if planned investments in electric and wireless communications projects in China and abroad continue to be implemented, we will realize increased opportunities to sell our tower products and planned maintenance services.

Taxation

United States and Hong Kong

We are subject to United States tax at a tax rate of 34%. No provision for income taxes in the United States has been made as we have no income taxable in the United States.

Our indirect subsidiary, TEC, was incorporated in Hong Kong and under the current laws of Hong Kong, is subject to Profits Tax of 16.5% . No provision for Hong Kong Profits Tax has been made as TEC HK has no taxable income.

China

Beginning January 1, 2008, the New EIT Law imposes a unified EIT of 25% on all domestic invested enterprises and FIEs, unless they qualify under certain limited exceptions. Under the New EIT Law, companies designated as High- and New-Technology Enterprises may enjoy a reduced national enterprise income tax of 15%. We plan to apply for High- and New-Technology Enterprise designation for TEC Technology. However, there can be no assurance that TEC Technology will qualify as a High- and New-Technology Enterprise.

In addition to the changes to the current tax structure, under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a resident enterprise and will normally be subject to an EIT of 25% on its global income. The implementing rules define the term “de facto management bodies” as “an establishment that exercises, in substance, overall management and control over the production, business, personnel, accounting, etc., of a Chinese enterprise.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our organization’s global income will be subject to PRC income tax of 25%. For detailed discussion of PRC tax issues related to resident enterprise status, see “Risk Factors – Under the New EIT Law, we may be classified as a ‘resident enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.”

In addition, the New EIT Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement. TEC Technology is considered an FIE and is directly held by our subsidiary in Hong Kong. According to a 2006 tax treaty between the Mainland and Hong Kong, dividends payable by an FIE in China to the company in Hong Kong who directly holds at least 25% of the equity interests in the FIE will be subject to a no more than 5% withholding tax. We expect that such 5% withholding tax will apply to dividends paid to TEC by TEC Technology, but this treatment will depend on our status as a non-resident enterprise.

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will timely adjust our effective income tax rate when necessary.

Results of Operations

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

The following table sets forth key components of our results of operations for the periods indicated, both in dollars and as a percentage of our net sales. As the acquisition of TEC was entered into after December 31, 2008 and during the periods indicated TEC was the only entity in our combined business that had operations, the results of operations below refer only to that of TEC.

Fiscal Ended
December 31,
	2009		2008
		As a		As a
		percentage of		percentage
	In Dollars	net sales	In Dollars	of net sales
Net Sales	$22,380,597		8,319,915
Cost of Sales	15,149,926	67.7%	6,588,843	79.2%
Gross Profit	7,230,671	32.3%	1,731,072	20.8%
Selling, General and Administrative Expenses	1,324,501	5.9%	1,057,880	12.7%
Operating Income	5,906,170	26.4%	673,192	8.1%
Interest Expenses	479,526	2.1%	525,506	6.3%
Other Income	207,096	0.9%	15,550	0.2%
Income (Loss) Before Income Taxes	5,633,740	25.2%	163,236	2.0%
Provision for Income Taxes	1,479,397	6.6%	40,739	0.5%
Net Income	$4,154,343	18.6%	122,497	1.5%

Net Sales. Our revenue is mainly generated from sales of our tower products. Our net sales increased $14,060,682, or 169%, to $22,380,597 in 2009 from $8,319,915 in 2008. This increase in our net sales during the year ended December 31, 2009, was mainly due to an increase in the size and scope of our projects and the maturity of our core business of tower design, manufacturing and sales from previous years.

Cost of Sales. Our cost of revenue includes the direct costs of our raw materials, primarily steel, as well as the cost of labor and overhead. Our cost of sales increased $8,561,083, or 129.9%, to $15,149,926 in the year ended December 31, 2009 from $6,588,843 in the 2008 period. The increases were primarily due to costs associated with the overall increase in the volume of products sold including raw materials, labor, energy and other costs, which we believe were in line with our increased sales. As a percentage of revenue, our cost of goods sold changed from 79.2% in the year ended December 31, 2008 to 67.7% in the 2009 year, mainly due to improvement in economy of scale in our growing business volume, as well as the additional efficiency the company gained from enhanced production experience.

Gross Profit and Gross Margin. Our gross profit is equal to the difference between our revenue and our cost of revenue. Our gross profit increased $5,499,599, or 317.7%, to $7,230,671 in the year ended December 31, 2009, from $1,731,072 in the 2008 period. Gross profit as a percentage of revenue was 32.3% and 20.8% for years December 31, 2009 and 2008, respectively. The increase in the gross margin was primarily a result of improvement in economy of scale in our growing business volume, as well as the additional efficiency the company gained from enhanced production experience.

Selling, general and administrative expenses. General and administrative expenses consist primarily of compensation and benefits to our general management, finance and administrative staff, professional advisor fees, bad debts reserve and other expenses incurred in connection with general operations, and our selling expenses consist primarily of compensation and benefits to our sales and marketing staff, sales commission, cost of advertising, promotion, business travel, after-sale support, transportation costs and other sales related costs. In the year ended December 31, 2009, our selling, general and administration expenses rose to $1,324,501, or 25.2%, from $1,057,880 in the 2008 period. This increase was primarily attributable to increases in administrative expenses, as the company grew rapidly in terms of personnel and accounting complexity.

Other income. Other income is mainly income generated from the recycling of scrap metal and government grants to encourage exports. Other income increased $191,546, or 1,231.8%, to $207,096 in the year ended December 31, 2009, from $15,550 in 2008 period. The increase was primarily due to a significant increase in scrap metal recycle income in 2009.

Interest expense. Interest expense decreased $45,980, or (8.7)%, to $479,526 in the year ended December 31, 2009, from $525,506 in the 2008 period. The decrease was primarily due to significant drop in exchange rate of RMB against Indian rupee in 2008 leading to unusually high interest expenses in 2008. The exchange rate between RMB and the Rupee stayed relatively stable in 2009.

Income (loss) before Income Taxes. Our income before income taxes increase by $5,470,504, or 3,351.3%, to $5,633,740 in the year ended December 31, 2009, from a net income of $163,236 in the 2008 period. The main reason for such an increase was mainly due to rapid expansion of our core business of tower design, manufacturing and sales.

Income Taxes. Our provision income tax provisions increased by $1,438,658, or 3,531.4%, to $1,479,397 in the year ended December 31, 2009, from $40,739 in the 2008 period. The increase was primarily attributable to significant income the company gained due to the expansion of our core business.

Net (Loss) Income. In the year ended December 31, 2009, we generated a net income of $4,154,343, an increase of $4,031,846, or 3,291.4%, from $122,497 in the 2008 period. This increase was primarily attributable to rapid expansion of our core business of tower design, manufacturing and sales.

Liquidity and Capital Resources

The following table sets forth a summary of our cash flows for the periods indicated:

Cash Flow
(all amounts in U.S. dollars)

	Fiscal Ended
	December 31,
	2009	2008
Net cash provided by (used in) operating activities	$(8,644,542)	1,047,927
Net cash used in investing activities	3,604,230	950,304
Net cash provided by financing activities	11,481,474	330,075
Effects of exchange rate change in cash	223,577	251,669
Net increase (decrease) in cash and cash equivalents	(543,721)	679,367
Cash and cash equivalent at beginning of the year	704,854	25,487
Cash and cash equivalent at end of the year	161,133	704,854

Operating activities

Net cash used in operating activities was $8,644,542 for the year ended December 31, 2009, as compared to $1,047,927 net cash provided by operating activities for the same period in 2008. The decrease in net cash provided by operating activities was mainly due to the rapid business growth the company undertook in 2009 over 2008 leading to significant increases in inventory, other receivables and accounts receivables for the year ended December 31, 2009 as compared to the same period in 2008.

Investing activities

Net cash used in investing activities for the year ended December 31, 2009 was $3,604,230, as compared to $950,304 net cash used in the same period of 2008. The decrease of net cash provided by investing was mainly attributable to the rapid business growth the company undertook in 2009 over 2008 leading to significant increase in investment in fixed assets such as plants and equipment, and intangible assets such as right to patents for the year ended December 31, 2009 as compared to the same period in 2008.

Financing activities

Net cash provided by financing activities for the year ended December 31, 2009 was $11,481,474, as compared to $330,075 net cash provided in the same period of 2008. The increase of net cash provided by financing was mainly attributable to additional bank loans to finance the rapidly increasing operating activities and asset acquisition.

Capital Expenditures

Our capital expenditures were $3,6047,229 and $944,052 for the years ended December 31, 2009 and 2008, respectively. Our capital expenditures in 2008 were mainly used to acquire assets in connection with our expansion of operations. $1,960,684 of our 2009 capital expenditures were used to acquire assets in connection with our expansion of operations. $1,643,545 was used to acquire land usage rights. We do not expect any material capital expenditure in year 2010 as we have sufficient capacity for our operations and planned expansion.

As of December 31, 2009, we had cash and cash equivalents of $161,133, primarily consisting of cash on hand and demand deposits. To date, we have financed our operations primarily through cash flows from operations, augmented by short-term bank borrowings and equity contributions by our stockholders.

We believe that our cash on hand and cash flow from operations will meet part of our present cash needs and we will require additional cash resources, including loans, to meet our expected capital expenditure and working capital for the next 12 months. We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to ramp up our marketing efforts and increase brand awareness, or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Loan Commitments

As of December 31, 2009, the amount, maturity date and term of each of our bank loans are as follows:

Bank	Amount	Maturity Date	Interest Rate	Duration
Hefei Branch Business Department of China Everbright Bank*	RMB 30,000,000 (approximately $4,392,387)	November 25, 2010	5.31%	1 year
Xuancheng Branch of Huishang Bank	RMB 20,000,000 (approximately $2,928,258)	February 8, 2011	5.75%	1 year

________________
* The Loan Contract is personally guaranteed by Mr. Chun Lu, our Chairman, pursuant to a maximum guarantee contract between the bank and Mr. Lu.

The Company has a RMB 10,000,000 (approximately $1,464,129) revolving line of credit with the Hefei Sipailou Branch of China Merchants Bank, pursuant to a crediting agreement, dated September 27, 2009, between TEC Tower and the bank. This revolving line of credit is guaranteed by Anhui Sea-Converge Guarantee Co., Ltd., an unaffiliated company. The crediting agreement will terminate on September 27, 2010.

The Company also has at its disposal a RMB 6,300,000 revolving line of credit with the Longshou Sub-branch of Xuancheng Branch of Industrial and Commercial Bank of China, pursuant to a Collateral Agreement between TEC Tower and the bank. The line of credit is secured by TEC Tower’s land use rights. To date, the Company has only utilized RMB 2,000,000 (approximately $292,826) of the line of credit. The line of credit will terminate on October 7, 2011.

Obligations under Material Contracts

Except with respect to the loan obligations disclosed under the “Loan Commitments” heading, we have no obligations to pay cash or deliver cash to any other party.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor the price change in travel industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have been subject to seasonal variations. Our revenues are usually higher in the second and third quarter of the calendar year than in the other quarters and the first quarter is usually the slowest quarter because fewer projects are undertaken during and around the Chinese spring festival.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

  Basis of Consolidation and Presentation. The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). In the opinion of management, the accompanying balance sheets, and statements of income, and cash flows and include all adjustments, consisting only of normal recurring items, considered necessary to give a fair presentation of operating results for the periods presented. All material inter-company transactions and balances have been eliminated in consolidation.

  Business Combinations. The Company adopted the accounting pronouncements relating to business combinations (primarily contained in ASC Topic 805 "Business Combinations"), including assets acquired and liabilities assumed arising from contingencies. These pronouncements established principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquire as well as provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. In addition, these pronouncements eliminate the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria and require an acquirer to develop a systematic and rational basis for subsequently measuring and accounting for acquired contingencies depending on their nature. Our adoption of these pronouncements will have an impact on the manner in which we account for any future acquisitions.

  Non-Controlling Interest in Consolidated Financial Statements. The Company adopted the accounting pronouncement on non-controlling interests in consolidated financial statements, which establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This guidance is primarily contained in ASC Topic "Consolidation". It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated financial statements. The adoption of this standard has not had material impact on our consolidated financial statements.

  Use of estimates. The preparation of consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

  Allowance for doubtful accounts. The Company reduces gross trade accounts receivable by an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company reviews its allowance for doubtful accounts on a regular basis and all past due balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

  Impairment of long-lived assets. The Company reviews the carrying amount of its long-lived assets, including intangibles, for impairment, each reporting period. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is considered not recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow. As of December 31, 2009 and December 31, 2008, the Company determined no impairment charges were necessary.

  Property, plant and equipment, net. Property and equipment are stated at cost less accumulated depreciation and any accumulated impairment losses. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. Any gain or loss arising on the sale or disposal of the asset is included in the income statement in the period the item is sold or otherwise disposed. Maintenance and repairs of property and equipment are charged to operations when incurred. Expenditures for maintenance and repairs are charged to expense as incurred, whereas major betterments are capitalized as additions to property and equipment. The Company reviews its property and equipment whenever events or changes in circumstances indicate that the carrying value of certain assets might not be recoverable. In these instances, the Company recognizes an impairment loss when it is probable that the estimated cash flows are less than the carrying value of the asset. To date, no such impairment losses have been recorded.

  Revenue recognition. The Company’s revenue recognition policies are in compliance with ASC 605. Sales revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of shipment when risk of loss and title passes to the customer. The Company recognizes revenue when the goods are delivered and title has passed. Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government. This VAT may be offset by the VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

  Research and development costs. Research and development costs include costs incurred to develop new products and are charged to operations when incurred. These costs totaled $6,507 and $Nil as incurred for the years ended December 31, 2009 and December 31, 2008, respectively. The costs for development of new products and substantial enhancements to existing products are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized.

  Foreign currency translation. Reporting currency of the Company is the U.S. dollars. The functional currency of the Company is the Chinese Renminbi (RMB). For those entities whose functional currency is other than the US dollars, all assets and liabilities are translated into U.S. dollars at the exchange rate on the balance sheet date; shareholders’ equity is translated at historical rates and items in the statements of income and of cash flows are translated at the average rate for the period. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported in the statement of cash flows will not necessarily agree with changes in the corresponding balances in the balance sheet. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Recent Accounting Pronouncements

On June 5, 2003, the United States Securities and Exchange Commission ("SEC") adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404"), as amended by SEC Release No. 33-9072 on October 13, 2009. Under the provisions of Section 404 of the Sarbanes-Oxley Act, public companies and their independent auditors are each required to report to the public on the effectiveness of a company’s internal controls. The smallest public companies with a public float below $75 million have been given extra time to design, implement and document these internal controls before their auditors are required to attest to the effectiveness of these controls. This extension of time will expire beginning with the annual reports of companies with fiscal years ending on or after June 15, 2010. Commencing with its annual report for the fiscal year ending December 31, 2010, the Company will be required to include a report of management on its internal control over financial reporting.

In June 2009, the FASB approved the "FASB Accounting Standards Codification" (the "Codification") as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered nonauthoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04 "Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99" which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities . The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 "Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value" , which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08 "Earnings Per Share – Amendments to Section 260-10-S99", which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock . The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 "Accounting for Investments -Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees" . This update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee . Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 "Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)" , which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor’s ability to redeem its investments a the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In October 2009, the Financial Accounting Standards Board issued an Accounting Standards Update ("ASU") regarding accounting for own-share lending arrangements in contemplation of convertible debt issuance or other financing. This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital. Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation. This ASU is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. The Company is currently assessing the impact of this ASU on its consolidated financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of May 4, 2010 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Room 4002, RongChao Landmark, 4028 Jintian Rd, Futian District, Shenzhen 518070, People’s Republic of China.

Amount and
			Nature of	Percent
Name and Address of Beneficial			Beneficial	of
Owner	Office, If Any	Title of Class	Ownership(1)	Class(2)
Officers and Directors
Chun Lu	Chairman, CEO and President	Common stock, $0.001 par value	0(3)	*

			Amount and
			Nature of	Percent
Name and Address of Beneficial			Beneficial	of
Owner	Office, If Any	Title of Class	Ownership(1)	Class(2)
Yuhua Yang	CFO, Treasurer and Secretary	Common stock, $0.001 par value	0	*
Xiaoxiang Liu	Director	Common stock, $0.001 par value	0	*
Wei Zhang	Director	Common stock, $0.001 par value	0	*
Debin Chen	Vice President of Marketing and Sales	Common stock, $0.001 par value	0	*
Jianming Wang	Chief Operating Officer	Common stock, $0.001 par value	0	*
Baojia He	Chief Technology Officer	Common stock, $0.001 par value	0	*
All officers and directors as a group (7 persons named above)		Common stock, $0.001 par value	0	*
5% Security Holders
Hua Peng Phillip Wong	--	Common stock, $0.001 par value	17,797,372 (3)	58.97%
AMTT Digital A Limited	--	Common stock, $0.001 par value	4,130,000(4)	13.68%
Ying Liu	--	Common stock, $0.001 par value	2,490,129	8.25%

________________
* Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)

A total of 30,181,552 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of May 4, 2010. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)

The shares held by Mr. Wong are subject to an option agreement, dated May 4, 2010, which gives our Chief Executive Officer, Mr. Lu, an option to acquire 17,797,372 shares our common stock currently owned by Mr. Wong. For details regarding this option agreement, see our disclosures under “Changes in Control” below.

(4)	Includes 4,130,000 shares held by AMTT Digital A Limited, which is owned and controlled by Jian Wu.

Changes in Control

Pursuant to an option agreement, dated May 4, 2010, among TEC, our controlling shareholder, Mr. Hua Peng Phillip Wong, and our Chairman, Mr. Lu, Mr. Lu was granted an option to acquire 17,797,372 shares our common stock currently owned by Mr. Wong for an aggregate exercise price of $1,000,000. Mr. Lu may exercise this option, in whole but not in part, during the period commencing on the 365th day following of the date of the option agreement and ending on the second anniversary of the date thereof. Other than the foregoing, we do not currently have any arrangements which if consummated may result in a change of control of our Company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

NAME	AGE	POSITION
Chun Lu	36	Chairman and Chief Executive Officer
Yuhua Yang	34	Chief Financial Officer
Xiaoxiang Liu	40	Director
Wei Zhang	41	Director
Debin Chen	39	Vice President of Sales and Marketing
Jianming Wang	36	Chief Operating Officer
Baojia He	58	Chief Technology Officer

Mr. Chun Lu. Mr. Lu has been our Chairman since May 4, 2010 and has served as the President of our subsidiary TEC Tower, since its inception in 2006. Prior to joining us, Mr. Lu was the general manager at Hangzhou Tianye Communication Equipment Co. from January 2002 to March 2006. Mr. Lu holds a bachelor’s degree from Zhejiang Industrial and Commerce University in International Trade.

Mr. Yuhua Yang. Mr. Yang has served as our Chief Financial Officer since May 4, 2010 and has served as the Director of Finance of our subsidiary TEC Tower, since February 2010. Prior to joining us, Mr. Yang worked as the chief accountant at Yancheng Casing Co. from December 2003 to February 2010. Mr. Yang holds a bachelor’s degree from the College of Finance and Economy at Lianyungang City, majoring in Taxation.

Mr. Xiaoxiang Liu. Mr. Liu has served as our Director since May 4, 2010 and has served as the General Manager of our subsidiary TEC Tower since 2008, and our Chief Administrative Officer since May 4, 2010.. Prior to joining us, Mr. Liu served as the president of Jingde County Branch of Industrial Commercial and Business Bank August 2005 December 2007, and as a customer manager at the same branch from July 2003 to August 2005. Mr. Liu holds a bachelor’s degree in Economics from the Open University of China in 2004 and is a member of the Anhui Abacus Association.

Mr. Wei Zhang. Mr. Zhang has served as our Director since May 4, 2010 and has provided consulting services to our subsidiary Anhui TEC Tower Co., Ltd, since its inception in 2006. Prior to joining us, Mr. Zhang worked from 2000 and 2009, as a service manager for the Beijing Chaowai Railway. Mr. Zhang holds a bachelor’s degree in Business Administration from the Peking University.

Mr. Debin Chen. Mr. Chen has served as our Vice President of Sales and Marketing since May 4, 2010 and has served in the same capacity for our subsidiary TEC Tower since September 2009. Prior to joining us, Mr. Chen served as the country manager, Bolivia and regional sales manager, North and South America for Huawei from June 1996 to July 2009. We believe that Mr. Chen’s strong overseas sales experience will help drive our overseas operations. Mr. Chen holds a Bachelor’s degree from Chengdu University of Science and Technology in Machinery Design and Manufacture.

Jianming Wang. Mr. Wang has served as our Chief Operating Officer since May 4, 2010 and has served our subsidiary, TEC Tower, in the same capacity, since December 2009. Prior to joining us, Mr. Wang worked at Huawei, from 2001 through 2009, as Service Sales Director of Sub-Saharan Region, Service Director of MTN Key Accounts, and Director of Global Service Sales. Mr. Wang earned a Bachelor’s degree from Zhejiang University in Office Automation and an MBA from University of Pretoria.

Mr. Baojia He. Mr. He has served as our Chief Technology Officer since May 4, 2010 and has served as the Vice President of Research and Development of our subsidiary TEC Tower, since 2009. Prior to joining us, Mr. He served as the Vice President of Technology at Jiangsu Taihu Tower from March 2005 to April 2007.

Family Relationships

There is no family relationship among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Governance Structure

The Company is governed by a Board of Directors that currently consists of three members: Chun Lu, Wei Zhang and Xiaoxiang Liu, with Mr. Lu serving as Board Chairman and Mr. Zhang serving as Lead Director. None of the Company’s directors are “independent” as that term is defined by the Nasdaq Stock Market Rules, however the Company intends to appoint one or more independent directors in the near future. The Board may also establish and delegate some of its functions to various committees.

The Board believes the interests of all stockholders are best served at the present time through a leadership model with a combined Chairman/CEO position and a Lead Director. However, the Board retains authority to amend the By-Laws to separate the positions of Chairman and CEO at any time. The current CEO possesses an in-depth knowledge of the Company, its integrated operations in China, and the array of challenges to be faced, gained through over 15 years of successful experience. The Board believes that these experiences and other insights put the CEO in the best position to provide broad leadership for the Board as it considers strategy and as it exercises its fiduciary responsibilities to its stockholders.

The Board established the role of Lead Director and has appointed Mr. Wei Zhang, to serve in this capacity to remain in the position at least through the annual meeting of stockholders. The Leading Director’s duties include chairing executive sessions of the independent directors; chairing meetings of the Board in the absence of the Chairman; and, working closely with the Chairman in developing Board agendas, topics, schedules, and in reviewing materials provided to the directors.

The Board’s Role in Risk Oversight

The Board is charged with oversight of and safeguarding the assets of the Company and with maintaining appropriate financial and other controls, and conducting the Company’s business wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board monitors and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management. The Board implements its risk oversight function as a whole but intends to establish and delegate this risk oversight function to various committees in the future.

Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to shareowners. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Company’s Board of Directors that are applicable to all Directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each Director. The Board considers the qualifications of Directors and Director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, the Board considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Board determines are pertinent in light of the current needs of the Board. The Board also takes into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board requires that each Director be a recognized person of high integrity with a proven record of success in his or her field. Each Director must demonstrate respect for and an ability and willingness to learn corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to ethical business practices. In addition to the qualifications required of all Directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of professional and academic experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company is a U.S. public company that offers tower products to end users in the electric transmission and wireless communications industry in China. Therefore, the Board believes that a diversity of professional experiences in tower construction and the electric transmission and wireless communications industry, specific knowledge of key geographic growth areas, and knowledge of U.S. capital markets and of U.S. accounting and financial reporting standards should be represented on the Board.

Set forth below is a tabular disclosure summarizing some of the specific qualifications, attributes, skills and experiences of our directors.

Director	Titles	Material Qualifications
Chun Lu	Chairman of the Board Chief Executive Officer

  Co-founder of the Company

  Chairman and Chief Executive Officer of the Company’s oldest subsidiary, TEC Tower, since its incorporation

  Holds a bachelor’s degree in International Trade

  Mr. Lu contributes invaluable long-term knowledge of the Company’s business and operations and extensive experience in the communication and power equipment market

Xiaoxiang Liu	Director

  Holds a bachelor’s degree in Economics

  Experience in finance and banking as head of a bank

  Member of the Anhui Abacus Association

  Mr. Liu’s extensive experience in the industrial financial market and strong knowledge of the banking industry makes him a key member of our management staff and a valuable member of our board of directors

Wei Zhang	Lead Director Chief Administrative Officer	Holds a bachelor’s degree in Business Administration Mr. Zhang contributes his extensive knowledge and hands-on experience in the power utility industry to the Board

Stockholder Communication with the Board of Directors.

Stockholders may communicate with the Board by sending a letter to our board of directors, c/o Corporate Secretary, Highland Ridge, Inc., Xinqiao Industrial Park, Jingde County, Anhui Province, 242600, People's Republic of China, for submission to the board or committee or to any specific director to whom the correspondence is directed. Stockholders communicating through this means should include with the correspondence evidence, such as documentation from a brokerage firm, that the sender is a current record or beneficial stockholder of the Company. All communications received as set forth above will be opened by the Corporate Secretary or her designee for the sole purpose of determining whether the contents contain a message to one or more of our directors. Any contents that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, using reasonable judgment, inappropriate for the Board will be forwarded promptly to the chairman of the Board, the appropriate committee or the specific director, as applicable.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years Ended December 31, 2009 and 2008

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

							Non-
						Non-Equity	Qualified
						Incentive Plan	Deferred
Name and				Stock	Option	Compensation	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Earnings	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Chun Lu, Chairman and Chief Executive Officer (1)	2009	3,163	0	0	0	0	0	0	3,163
	2008	3,163	0	0	0	0	0	0	3,163
Yuhua Yang Chief Financial Officer (2)	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0
Jiaojiao Jiao,	2009	0	0	0	0	0	0	0	0
former CEO and President(3)	2008	0	0	0	0	0	0	0	0
Michael Anthony, former CEO and President (4)	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0

(1)

On May 4, 2010, we acquired TEC in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Mr. Lu became our President and Chairman, effective immediately. Prior to the effective date of the reverse acquisition, Mr. Lu served as President of TEC’s subsidiary TEC Tower. The annual, long term and other compensation shown in this table include the amount Mr. Lu received from such subsidiary prior to the consummation of the reverse acquisition.

(2)	Mr. Yang was appointed as our Chief Financial Officer on May 4, 2010, in connection with our reverse acquisition of TEC.

(3)

After the closing of the reverse acquisition of TEC on May 4, 2010, Ms. Jiaojiao Jiao resigned from all offices she held with us and from her position as our director, effective as of the tenth day following the mailing of an Information Statement on Schedule 14f-1.

(4)	Mr. Michael Anthony served as our President and sole director from October 13, 2007 until his resignation and appointment of Ms. Jiao on January 13, 2010.

Our top three most compensated executives, other than our CEO and CFO, and our top two most compensated employees, other than the CEO, CFO and the top three executives, are listed in the table below along with their respective salary amounts for each of 2008 and 2009.

							Non-
						Non-Equity	Qualified
						Incentive Plan	Deferred
Name and				Stock	Option	Compensation	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Earnings	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Xiaoxiang Liu, Chief Administrative Officer	2009	29,283	0	0	0	0	0	0	29,283
	2008	29,283	0	0	0	0	0	0	29,283
Jianming Wang Chief Operating Officer	2009	58,565	0	0	0	0	0	0	58,565
	2008	0	0	0	0	0	0	0	0
Debin Chen, Vice President of Sales and Marketing	2009	117,130	0	0	0	0	0	0	117,130
	2008	0	0	0	0	0	0	0	0
Rundong Pan, Director of Integration	2009	12,299	0	0	0	0	0	0	12,299
	2008	12,299	0	0	0	0	0	0	12,299
Yueming Xu Director of Systems	2009	10,542	0	0	0	0	0	0	10,542
	2008	10,542	0	0	0	0	0	0	10,542

Summary of Employment Agreements and Material Terms

Prior to our reverse acquisition, our operating subsidiary was a private limited company organized under the laws of the PRC, and in accordance with PRC regulations, the salary of our executives was determined by our shareholders. In addition, each employee is required to enter into an employment agreement executed by our human resources department and our financial department. Accordingly, all our employees, including Mr. Chun Lu, our Chairman and Chief Executive Officer, Mr. Yuhua Yang, our Chief Financial Officer, Mr. Baojia He, our Chief Technology Officer, Mr. Jianming Wang, Chief Operating Officer, Mr. Xiaoxiang Liu, our Chief Administrative Officer and Mr. Debin Chen, our Vice President of Sales and Marketing, have executed our employment agreement. Our employment agreements with our executives provide the amount of each executive officer’s salary and establish their eligibility to receive a bonus. Mr. Lu’s employment agreement provides for an annual salary of RMB 21,600 (approximately $3,163), Mr. Yang’s employment agreement provides for an annual salary of RMB 18,000 (approximately $2,635), Mr. He’s employment agreement provides for an annual salary of RMB400,000 (approximately $58,565), Mr. Wang’s employment agreement provides for an annual salary of RMB400,000 (approximately $58,565), Ms. Liu’s employment agreement provides for an annual salary of RMB200,000 (approximately $29,283) and Mr. Chen’s employment agreement provides for an annual salary of RMB800,000(approximately $117,130).

Other than the salary and necessary social benefits required by the government, which are defined in the employment agreement, we currently do not provide other benefits to the officers at this time. Our executive officers are not entitled to severance payments upon the termination of their employment agreements or following a change in control.

We have not provided retirement benefits (other than a state pension scheme in which all of our employees in China participate) or severance or change of control benefits to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

For the year ended December 31, 2009, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended December 31, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the 2009 year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

  On January 13, 2010, we entered into and closed a share purchase agreement with Michael Anthony, our CEO at the time, and certain accredited purchasers signatory thereto, pursuant to which, we sold an aggregate of 10,880,000 shares of our common stock to the purchasers for a total of $225,000. In connection with the closing of the share purchase agreement, Mr. Anthony resigned from all positions in the Company held by him and Ms. Jiao was appointed as our President, Chief Executive Officer, Treasurer and Secretary effective immediately. Mr. Anthony also resigned as the sole director of the Company and Ms. Jiao was appointed as the sole director and Chair of the Board of Directors effective ten (10) days following the filing and mailing of the Schedule 14f-1 which we filed on January 13, 2010.

Simultaneously with and as a condition to the closing of the share purchase agreement, we re-purchased 10,880,000 common shares from Corporate Services International Profit Sharing and Century Capital Partners, LLC, which are both beneficially owned by Mr. Anthony, for an aggregate purchase price of $225,000, as contemplated by a repurchase agreement, dated January 13, 2010, by and among the Company, Corporate Services International Profit Sharing and Century Capital Partners, LLC. Immediately following the closing of the share purchase agreement and the repurchase agreement, the Purchasers held 99% of our common stock resulting in a change in control of the Company.

On May 4, 2010, our Chairman, Mr. Chun Lu, entered into an option agreement with TEC and Mr. Hua Peng Phillip Wong, our controlling shareholder, pursuant to which Mr. Lu was granted an option to acquire 17,797,372 shares our common stock currently owned by Mr. Wong for an aggregate exercise price of $1,000,000. Mr. Lu may exercise this option, in whole but not in part, during the period commencing on the 365th day following of the date of the option agreement and ending on the second anniversary of the date thereof.

Prior to our reverse merger transaction and TEC’s acquisition of TEC Tower, TEC Tower was still a private company and loaned funds to certain of its officers, directors and control persons from time to time. Such amounts were unsecured, interest free and had no fixed term of repayment. As at December 31, 2009, the following amounts were due and payable to the Company:

$908,593 was due from Mr. Lu, our Chairman;

$308,534 was due from Mr. Lu’s wife, Ms. Zhu Yi Ping; and

$2,105,010 due from Anhui TaiKe Real Estate Co., Limited, an entity owned and controlled by Mr. Lu.

As of May 4, 2010, all such amounts were repaid to the Company in full in connection with the closing of the reverse merger transaction. We understand that the Company and its subsidiaries would have been prohibited from making each of the foregoing loans under Section 402 of the Sarbanes Oxley Act of 2002 (the “Act”). We confirm that the Company will comply with the requirements of the Act going forward.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted under the symbol “HGHN” on the Electronic Bulletin Board maintained by the Financial Industry Regulatory Authority, but had not been traded in the Over-The-Counter market except on a limited and sporadic basis. The CUSIP number is 430744102.

The prices below prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	Closing Bid Prices(1)
	High	Low

Year Ended December 31, 2010
First Quarter	1.10	0.30
Second Quarter (through May 4, 2010)	N/A	N/A

Year Ended December 31, 2009
First Quarter	0.35	0.35
Second Quarter	0.35	0.35
Third Quarter	N/A	N/A
Fourth Quarter	0.40	0.30

Year Ended December 31, 2008
First Quarter	N/A	N/A
Second Quarter	N/A	N/A
Third Quarter	1.01	0.51
Fourth Quarter	0.90	0.51

________________
(1) The above table sets forth the range of high and low closing bid prices per share of our common stock as reported by www.quotemedia.com for the periods indicated.

Holders

As of May 4, 2010 there were approximately 127 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Capital Stock

We are authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary in the PRC, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

We are authorized to issue up to 10,000,000 shares of Preferred Stock. On August 1, 2008, the Board designated 1,000,000 shares of Series B Preferred Stock, with super voting rights of ten (10) votes per share, convertible into ten (10) shares of common stock per share. On August 12, 2008 the Company issued the 1,000,000 shares of Series B Preferred Stock to Corporate Services International Profit Sharing Plan, a company owned and controlled by our Michael Antony, our CEO at the time, in exchange for a $30,000 capital contribution. On November 20, 2008, Corporate Services International Profit Sharing Plan converted the Series B Preferred Stock into 10,000,000 shares of common stock. None of our preferred stock is outstanding.

Anti-Takeover Effects of Various Provisions of Delaware Law and Our Certificate of Incorporation and ByLaws

Provisions of the DGCL and our Certificate of Incorporation and By-Laws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of coercive takeover practices and takeover bids our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Board Vacancies May be Filled by Remaining Directors

Our Certificate of Incorporation and By-Laws provide that any vacancies, including any newly created directorships, on the board of directors, may be filled by the affirmative vote of the majority of the remaining directors then in office, even if such directors constitute less than a quorum, or by a sole remaining director.

Stockholder Action

Our Certificate of Incorporation and By-Laws precludes shareholders who in the aggregate hold less than a 25% of our outstanding shares from calling special shareholder meetings. Shareholders may act by written consent without providing prior notice to other shareholders, however, if such action is not by unanimous consent, the non-voting shareholders must be given notice of such action in accordance with DGCL Section 228(c).

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Amendments to the Certificate of Incorporation and By-Laws

Our Certificate of Incorporation and By-Laws require an affirmative vote of two-thirds of the voting power of the outstanding shares to amend certain provisions of our Certificate of Incorporation or By-Laws, including the ability of stockholders to call special meetings or act by written consent, the size of the board, the director removal provisions, filling vacancies on the board, indemnification of directors and officers, advance notice provisions and supermajority voting requirements.

Anti-takeover Effects of Delaware Law

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Transfer Agent And Registrar

Our independent stock transfer agent is Interwest Stock Transfer Co., Inc. Their mailing address is 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117, and their phone number is (801)272-9294.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Highland Ridge, Inc. is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law or the DGCL, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

  any breach of the director's duty of loyalty to the corporation or its stockholders;
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
  payments of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the DGCL; or
  any transaction from which the director derived an improper personal benefit.

Under the DGCL, any repeal or modification of such provisions will not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Our certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty by such director as a director, except for any (a) breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) pursuant to Section 174 or the DGCL; or (d) for any transaction from which the director derived an improper benefit.

Under Section 145 of the DGCL, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by our restated certificate of incorporation or restated bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

Our restated bylaws provide that we must indemnify our former and present directors and officers against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by any such director or officer in connection with any threatened, pending or completed action, suit or proceeding, to the fullest extent permitted by the laws of Delaware. We have undertaken to pay any expenses reasonably incurred by a director or officer in defending a civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount, if it is ultimately determined that he or she is not entitled to be indemnified by us. The provision of indemnification to persons under our restated bylaws does not limit or restrict in any way our power to indemnify them in any other way permitted by law. The Company has also entered into separate agreements with certain directors indemnifying them to the fullest extent permitted by the foregoing. The Company has purchased director and officer liability insurance, as permitted by its bylaws.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On May 4, 2010, we entered into and closed a share exchange agreement, or the Share Exchange Agreement, with TEC, a Hong Kong limited company, and its sole shareholder, Mr. Hua Peng Phillip Wong, pursuant to which we acquired 100% of the issued and outstanding capital stock of TEC in exchange for 19,194,421 shares of our common stock, par value $0.001, which constituted 63.6% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement. Immediately following closing of the reverse acquisition of TEC, Mr. Wong transferred 1,397,049 of the shares issued to him under the share exchange to certain persons who provided prior services to TEC and its subsidiaries, pursuant to a side letter agreement among Mr. Wong and such service providers, dated May 4, 2010. As a result of this share transfer, Mr. Wong now holds 17,797,372 shares of our common stock constituting 58.9% of our issued and outstanding capital stock on a fully-diluted basis.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. The stockholder who received the securities in such instance made representations in substance, that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference. As a result of the closing of the reverse acquisition with TEC, and his subsequent transfer of a portion of his shares, the former shareholder of TEC owns 58.9% of the total outstanding shares of our capital stock and 58.9% total voting power of all our outstanding voting securities.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the reverse acquisition on May 4, 2010, Ms. Jiaojiao Jiao, our sole director and officer, resigned from all offices of the Company that she held. On May 4, 2010, Ms. Jiao also resigned as the sole director of the Company, effective ten (10) days following the filing and mailing of an information statement on Schedule 14f-1, and Mr. Chun Lu, was appointed as Director and Chair of our Board of Directors, effective immediately. Ms. Jiao’s resignation was not in connection with any known disagreement with us on any matter.

A copy of this report has been provided to Ms. Jiao. Ms. Jiao has been provided with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether she agrees with the statements made by us in this report, and if not, stating the respects in which she does not agree. No such letter has been received by us.

Also upon the closing of the reverse acquisition, our board of directors increased its size to 3 members and appointed Mr. Xiaoxiang Liu and Mr. Wei Zhang to fill the vacancies created by such increase, effective as of the effective date of Ms. Jiao’s resignation., and Mr. Wei Zhang will serve as the Company’s lead director.

In addition, our board of directors appointed Mr. Lu to serve as our Chief Executive Officer, Mr. Yuhua Yang to serve as our Chief Financial Officer, Treasurer and Secretary, Mr. Baojia He to serve as our Chief Technology Officer, Mr Jianming Wang to serve as our Chief Operating Officer, Mr. Xiaoxiang Liu to serve as our Chief Administrative Officer and Mr. Debin Chen to serve as our Vice President of Sales and Marketing, effective immediately at the closing of the reverse acquisition.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 4, 2010, our board of directors approved a change in our fiscal year end from September 30 to December 31. These changes are being effectuated in connection with the reverse acquisition transaction described in Item 2.01 above.

ITEM 5.05	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On May 4, 2010, our board of directors adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The code of ethics addresses, among other things, ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code. A copy of the Code of Ethics is filed as Exhibit 14 to this report.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Filed herewith are Audited consolidated financial statements of Anhui TEC Tower, Co. Ltd. for the years ended December 31, 2009 and 2008.

(b)	Pro Forma Financial Information

Filed herewith is the unaudited pro forma condensed combined financial information of the Company and its subsidiaries.

(d)	Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated February 6, 2008, between the Company and Americom Networks International, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s 10-Q filed on September 22, 2008).

2.2	Share Exchange Agreement, dated May 4, 2010, among the Company, TEC Technology Limited and its shareholders.

3.1*	Articles of Incorporation of the Company, as filed with the Secretary of State of Delaware on January 31, 2008 (incorporated by reference to Exhibit 3.1 of the current report on Form 8-K filed by the Company on April 7, 2008).

3.2*	Certificate of Amendment to Articles of Incorporation, as filed with the Secretary of State of Delaware on August 1, 2008 (incorporated by reference to Exhibit 3.1 of the current report on Form 8-K filed by the Company on April 7, 2008)

3.3*	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s 10-Q filed on September 22, 2008).

10.1*	Stock Purchase Agreement, dated January 13, 2010, by and among the Company, Michael Anthony and the accredited investors signatory thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 13, 2010).

10.2*	Repurchase Agreement, dated January 13, 2010, among the Company, Corporate Services International Profit Sharing and Century Capital Partners, LLC. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 13, 2010)

10.3	English Translation of Equity Transfer Agreement, dated February 22, 2010, among Chun Lu and TEC Technology Limited.

10.4	Side Letter, dated May 4, 2010, among the Company, Asia Regal Holdings Limited, Kin Keung Lai and certain transferees.

10.5	English Translation of Loan Contract, dated November 23, 2009, between Anhui TEC Tower Co. Ltd. and China Everbright Bank.

10.6	English Translation of RMB Loan Contract, dated February 8, 2010, between Anhui TEC Tower Co. Ltd. and Huishang Bank, Xuancheng Branch.

10.7	English Translation of Crediting Agreement, dated September 27, 2009, between Anhui TEC Tower Co. Ltd. and China Merchants Bank, Hefei Sipailou Branch.

10.8	Labor Contract, dated January 1, 2010, between the Company and Chun Lu.

10.9	Labor Contract, dated September 9, 2009, between the Company and Debin Chen.

10.10	English Translation of Procurement Contract, dated June 23, 2009, between the Anhui TEC Tower Co. Ltd. and ZTE (Shenzhen) Kangxun Telecom Co., Ltd.

10.11	English Translation of Technology Transfer (Patent Exploitation License) Contract (Valve Spring), dated June 25, 2009, between Anhui TEC Tower Co. Ltd. and Anhui University of Technology and Science

10.12	English Translation of Technology Transfer (Patent Exploitation License) Contract (Mechanical Lift), dated June 25, 2009, between Anhui TEC Tower Co. Ltd. and Anhui University of Technology and Science

10.13	English Translation of Technology Transfer (Patent Exploitation License) Contract (U-Shape Bolt), dated June 25, 2009, between Anhui TEC Tower Co. Ltd. and Anhui University of Technology and Science

Exhibit No.	Description

10.14

English Translation of Technology Transfer (Patent Exploitation License) Contract (MDF Test Module), dated June 25, 2009, between Anhui TEC Tower Co. Ltd. and Hangzhou Tianye Communication Equipment Co. Ltd.,

10.15

English Translation of Technology Transfer (Patent Exploitation License) Contract (MDF Security Unit), dated June 25, 2009, between Anhui TEC Tower Co. Ltd. and Hangzhou Tianye Communication Equipment Co. Ltd.,

10.16	Lease agreement, dated August 31, 2009, between Mr. Chen and Mr. Jie Ding

14	Code of Ethics of the Company adopted on May 4, 2010

21	Subsidiaries of the Company

______________
*incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEC TECHNOLOGY LIMITED

By: /s/ Chun Lu
             Chun Lu
             Chief Executive Officer

Dated: May 10, 2010

ANHUI TEC TOWER CO., LIMITED
(Incorporated in the People’s Republic of China)

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND
DECEMBER 31, 2008

Madsen & Associates CPAs, Inc.

684 East Vine Street #3, Murray, UT 84107                         PHONE: (801) 268-2632 FAX: (801) 268-3978

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Anhui TEC Tower Co., Ltd (Incorporated in the Republic People’s of China)

We have audited the accompanying consolidated balance sheets of Anhui TEC Tower Co., Limited and Subsidiary (the Company) as of December 31, 2009 and December 31, 2008 and the consolidated statements of income and other comprehensive income, consolidated stockholders’ equity and consolidated cash flows for the years ended December 31, 2009 to December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material aspects, the consolidated financial position of the Company as of December 31, 2009 and December 31, 2008, and the consolidated results of its operations and cash flows for the years ended December 31, 2009 and December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

s/Madsen & Associates CPA’s, Inc.
Madsen & Associates CPA’s, Inc.

Salt Lake City, Utah
March 15, 2010

ANHUI TEC TOWER CO., LIMITED
(Incorporated in the People’s Republic of China)

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 AND DECEMBER 31, 2008

	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$161,133	$704,854
Accounts receivables, net of allowance for doubtful accounts	8,791,842	1,533,071
Inventory	7,066,787	2,677,092
Deposits and prepaid expenses	2,716,237	645,339
Other receivables	4,175,590	1,830,149
Taxes recoverables	4,889	92,151
Total current assets	$22,916,478	$7,482,656
Property and equipment
Property and equipment, net of accumulated depreciation	3,353,841	1,556,757
Land use rights, net of accumulated amortization	2,051,837	450,549
	5,405,678	2,007,306
Total assets	$28,322,156	$9,489,962

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payables	$5,012,224	588,830
Other payables and accrued expenses	2,285,500	3,677,141
Taxes payables	1,306,915	-
Customer deposits	113,867	361,788
Short term borrowings	12,733,709	2,501,235
	$21,452,215	$7,128,994
Commitments and contingencies	-	-
Stockholders' equity
Common stock: $1 stated value 2,498,000 and 1,249,000 issued and outstanding at December 31, 2009 and December 31, 2008 respectively	$1,548,760	$1,249,000
Additional paid-in capital	655,338	655,338
Retained earnings	4,337,943	183,600
Accumulated other comprehensive income	327,900	273,030
Total stockholders' equity	6,869,941	2,360,968
Total liabilities and stockholders' equity	$28,322,156	$9,489,962

See accompanying notes of these consolidated financial statements

ANHUI TEC TOWER CO., LIMITED
(Incorporated in the People’s Republic of China)

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

	2009	2008
Revenues	$22,380,597	$8,319,915
Cost of goods sold	15,149,926	6,588,843
Gross profit	7,230,671	1,731,072
Selling and marketing expenses	(299,986)	(498,094)
General and administrative expenses	(1,024,515)	(559,786)
Net income from operations	5,906,170	673,192
Other income (expenses)
Government grant	107,011	10,105
Other income	100,085	5,445
Interest expense	(479,526)	(525,506)
Net other income (expenses)	(272,430)	(509,956)
Net income before provision for income taxes	5,633,740	163,236
Provision for income taxes	(1,479,397)	(40,739)
Net income	4,154,343	122,497
Other comprehensive gain
Foreign currency translation gain	220,550	150,533
Comprehensive income	$4,374,893	$273,030
Weighted average numbers of common shares
Basic	1,498,800	1,249,000
Diluted	1,498,800	1,249,000
Earnings per share
Basic	$2.77	$0.10
Diluted	$2.77	$0.10

See accompanying notes of these consolidated financial statements

ANHUI TEC TOWER CO., LIMITED
(Incorporated in the People’s Republic of China)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

	Common stock				Accumulated other
	Stated value : $1		Additional	Retained	comprehensive
	Shares	Amount	paid-in capital	earnings	income	Total
Balance at January 1, 2008	1,249,000	$1,249,000	$655,338	$61,103	$122,497	$2,087,938
Net income for the year	-	-	-	122,497	-	122,497
Foreign currency translation gain	-	-	-	-	150,533	150,533
Balance at December 31, 2008	1,249,000	1,249,000	655,338	183,600	273,030	2,360,968
Common stock issued for cash	299,760	299,760	-	-	-	299,760
Net income for the year	-	-	-	4,154,343	-	4,154,343
Foreign currency translation gain	-	-	-	-	54,870	54,870
Balance at December 31, 2009	1,548,760	$1,548,760	$655,338	$4,337,943	$327,900	$6,869,941

See accompanying notes of these consolidated financial statements

ANHUI TEC TOWER CO., LIMITED
(Incorporated in the People’s Republic of China)

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

Depreciation	163,600	32,556
Amortization of intangible assets	42,231	9,223
Changes in operating assets and liabilities
Increase in inventory	(4,389,695)	(1,803,907)
(Increase) decrease in deposits and prepaid expenses	(2,070,898)	1,254,816
Increase in accounts receivables	(7,258,771)	(221,124)
Decrease in construction in progress	-	239,952
(Increase) decrease in other receivables	(3,046,667)	1,220,535
Decrease (increase) in taxes recoverables	87,262	(92,151)
Increase in taxes payables	1,306,915	7,811
Increase/(decrease) in accounts payable	4,423,394	(742,163)
(Decrease)/increase in customer deposits	(247,921)	361,788
(Decrease)/increase in other payables and accrued expenses	(1,394,641)	658,094
Net cash (used in) provided by operating activities	(8,230,848)	1,047,927
Cash flows from investing activities
Purchases of property and equipment	(1,960,684)	(950,304)
Purchase of land use rights	(1,643,546)	-
Net cash used in investing activities	(3,604,230)	(950,304)
Cash flows from financing activities
Proceeds from short term borrowings	15,953,625	2,735,955
Repayment of short term borrowings	(5,721,151)	(2,405,880)
Common stock issued	299,760	-
Net cash provided by financing activities	10,532,234	330,075
Effects on exchange rate changes on cash	162,101	251,669
(Decrease) increase in cash and cash equivalents	(1,140,743)	679,367
Cash and cash equivalents, beginning of year	704,854	25,487
Cash and cash equivalents, end of year	($ 435,889)	$704,854
Supplementary disclosures of cash flow information:
Cash paid for interest	$479,526	$525,506
Cash paid for income taxes	$118,263	$137,916

	`

See accompanying notes of these consolidated financial statements

ANHUI TEC TOWER CO., LIMITED
(Incorporated in the People’s Republic of China)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	BUSINESS ORGANIZATION

Anhui TEC Tower Co., Limited (“ATEC”) (the “Company”) is a private corporation, incorporated under the laws of the People’s Republic of China (“PRC”) on July 3, 2007. ATEC’s principal activities are the development and manufacturing of mobile communication steel towers, microwave towers, angle steel towers, steel pipe towers and transmission cable towers.

On December 7, 2009, ATEC purchased a 90% equity interest in Zheijiang TEC Tower Co., Limited (“ZTEC”), a PRC limited company with Ms. Yiping Zhu a PRC individual and holder of the remaining 10% equity interest in ZTEC.

ZTEC is incorporated in the People’s Republic of China with limited liability on December 7, 2009. ZTEC’s production facility is still under construction and it has not yet commenced operations. ZTEC’s main business will include the development and manufacturing of mobile communication steel towers, microwave towers, angle steel towers, steel pipe towers and transmission cable towers.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

	2.1	FISCAL YEAR

The Company has adopted December 31 as its fiscal year end.

	2.2	REPORTING ENTITY

The accompanying consolidated financial statements include the following entities:

Name of subsidiary	Place of incorporation	Registered capital	Paid - in capital	Date of incorporation	Percentage of interest	Principal activity
Zhejiang TEC Tower Co ., Limited	People's Republic of China	RMB8,900,000	RMB1,780,000	December 7, 2009	90% directly	The company has yet commenced its business development and manufacturing of mobile communication steel towers, microwave towers, angle steel towers, steel pipe towers and transmission cable

2.3	BASIS OF CONSOLIDATION AND PRESENTATION

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). All material inter-company transactions and balances have been eliminated in consolidation.

2.4	USE OF ESTIMATES

The preparation of consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

2.5	ECONOMIC AND POLITICAL RISK

The Company’s business operations are conducted in the PRC and are subject to special considerations and risks not typically associated with companies in North America and Western Europe. China’s political, economic and legal environments may influence the Company’s business, financial condition and results of operations, including adverse effects by changes in governmental policies in laws and regulations, anti-inflationary measures, and rates and methods of taxation.

ANHUI TEC TOWER CO., LIMITED
(Incorporated in the People’s Republic of China)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.6	REVENUE RECOGNITION

The Company’s revenue recognition policies are in compliance with ASC 605. Sales revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of shipment when risk of loss and title passes to the customer.

The Company recognizes revenue when the goods are delivered and title has passed. Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government. This VAT may be offset by the VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

	2.7	SHIPPING AND HANDLING

Shipping and handling costs related to costs of goods sold are included in selling and marketing expenses which totaled $231,555 and $48,660 for the years ended December 31, 2009 and December 31, 2008 respectively.

	2.8	ADVERTISING

Advertising costs are expensed as incurred and totaled $2,913 and $1,627 for the years ended December 31, 2009 and December 31, 2008 respectively.

	2.9	RESEARCH AND DEVELOPMENT COSTS

Research and development costs include costs incurred to develop new products and are charged to operations when incurred. These costs totaled $6,507 and $Nil as incurred for the years ended December 31, 2009 and December 31, 2008, respectively. The costs for development of new products and substantial enhancements to existing products are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized.

	2.10	GOVERNMENT GRANTS

Government grants represent local authority grants to the company for infrastructure development. It is recognized on cash basis when the local authority approves the grant to the company.

	2.11	CASH AND CASH EQUIVALENTS

Cash and cash equivalents comprise cash in bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments which are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, and have a short maturity of generally within three months when acquired.

	2009	2008
Cash and bank balances	$161,133	$704,854

ANHUI TEC TOWER CO., LIMITED
(Incorporated in the People’s Republic of China)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.12	FOREIGN CURRENCY TRANSLATION AND OTHER COMPREHENSIVE INCOME

The reporting currency of the Company is the U.S. dollars. The functional currency of the Company is the Chinese Renminbi (RMB).

For those entities whose functional currency is other than the US dollars, all assets and liabilities are translated into U.S. dollars at the exchange rate on the balance sheet date; shareholders’ equity is translated at historical rates and items in the statements of income and of cash flows are translated at the average rate for the period. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported in the statement of cash flows will not necessarily agree with changes in the corresponding balances in the balance sheet. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Accumulated other comprehensive income in the consolidated statement of shareholders’ equity amounted to $493,580 as of December 31, 2009 and $273,030 as of December 31, 2008. The balance sheet amounts with the exception of equity at December 31, 2009 and December 31, 2008 were translated at RMB6.82 to $1.00, respectively. The average translation rates applied to the statements of income and of cash flows for the years ended December 31, 2009 and December 31, 2008 were RMB6.82 to $1.00 and RMB6.94 to $1.00 respectively.

	2.13	PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and any accumulated impairment losses. ..

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.

Assets Classifications	Estimated useful life

Buildings	50 years
Plant and machinery	5 years
Furniture, fixtures and office equipment	5 years
Motor vehicles	5 years

Any gain or loss arising on the sale or disposal of the asset is included in the income statement in the period the item is sold or otherwise disposed. Maintenance and repairs of property and equipment are charged to operations when incurred.

ANHUI TEC TOWER CO., LIMITED
(Incorporated in the People’s Republic of China)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.13	PROPERTY AND EQUIPMENT (CONTINUED)

	2009	2008
Buildings	$2,425,451	$1,012,828
Plant and machinery	1,062,185	605,872
Furniture, fixtures and office equipment	61,455	56,964
Motor vehicles	87,257	-
	3,636,348	1,675,664

Less: Accumulated depreciation	(282,507)	(118,907)
Net book value	$3,353,841	$1,556,757

Depreciation expense was $163,600 and $32,556 for the years ended December 31, 2009 and December 31, 2008 respectively.

Expenditures for maintenance and repairs are charged to expense as incurred, whereas major betterments are capitalized as additions to property and equipment. The Company reviews its property and equipment whenever events or changes in circumstances indicate that the carrying value of certain assets might not be recoverable. In these instances, the Company recognizes an impairment loss when it is probable that the estimated cash flows are less than the carrying value of the asset. To date, no such impairment losses have been recorded.

2.14	LAND USE RIGHTS

Private ownership of land is not permitted in the PRC. Instead, the Company has leased three lots of land at Xinqiao industrial Park, Jingde Country, Anhui Province. The cost of the first lot of land use rights acquired in 2007 was $469,321 and the lease expires in 2056. The costs of the second and the third of land use rights both acquired in 2009 were $821,655 and $821,891 respectively and both leases expire in 2058.

Land use rights are amortized on the straight line basis over their respective lease periods. The lease period of land use rights located in an industrial park zone is 50 years.

	2009	2008

Cost	$2,112,867	$469,322
Less: Accumulated amortization	(61,030)	(18,773)
Net book value	$2,051,837	$450,549

Amortization expense was $42,231 and $9,223 for the years ended December 31, 2009 and December 31, 2008 respectively.

ANHUI TEC TOWER CO., LIMITED
(Incorporated in the People’s Republic of China)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.15	LONG –LIVED ASSETS

The Company reviews the carrying amount of its long-lived assets, including intangibles, for impairment, each reporting period. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is considered not recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow. As of December 31, 2009 and December 31, 2008, the Company determined no impairment charges were necessary.

	2.16	CAPITALIZED INTERNAL-USE SOFTWARE

The Company capitalizes certain costs incurred to purchase or create internal-use software in accordance with ASC Topic 350-40, “Internal Use Software”. To date, such costs have included external direct costs of materials and services incurred in the implementation of internal-use software and are included within computer hardware and software. Once the capitalization criteria have been met, such costs are classified as software and are amortized on a straight-line basis over five years once the software has been put into use. Subsequent additions, modifications, or upgrades to internal-use software are capitalized only to the extent that they allow the software to perform a task it previously did not perform. Software maintenance and training costs are expensed in the period in which they are incurred.

	2.16	INVENTORY

Inventory consists primarily of raw materials, work in progress, and finished goods. Raw materials are stated at cost. Cost comprises direct materials and, where applicable direct labor costs and applicable overhead costs that has been incurred in bringing the inventory to its present location and condition. Finished goods are stated at the lower of cost (determined on first in first out method) or market value.

	2009	2008
Raw materials	$3,949,512	$1,787,986
Work in progress	129,726	-
Finished goods	2,987,549	889,106
	$7,066,787	$2,677,092

The Company provides for inventory losses based on obsolescence and levels in excess of forecasted demand. In these cases, inventory is reduced to estimated realizable value based on historical usage and expected demand. Inherent in the Company’s estimates of market value in determining inventory valuation are estimates related to economic trends, future demand for the Company’s products, and technical obsolescence of products.

ANHUI TEC TOWER CO., LIMITED
(Incorporated in the People’s Republic of China)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.17	ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company reduces gross trade accounts receivable by an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company reviews its allowance for doubtful accounts on a regular basis and all past due balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Provisions for doubtful accounts for the years ended December 31, 2009 and December 31, 2008 are $Nil. Bad debts written off for the years ended December 31, 2009 and December 31, 2008 are $40,292 and $Nil respectively.

Aging of accounts receivable is as follows:

	2009	2008
within 3 months	$8,398,448	$1,441,041
within 3 - 6 months	152,797	90,504
over 12 months	240,597	1,526
	$8,791,842	$1,533,071

Accounts receivable includes the amounts of $1,333,972(2008: $Nil) that was factored to the Industrial and Commercial Bank , PRC for collection.

2.18	DEPOSITS AND PREPAID EXPENSES

	2009	2008
Guarantee deposits	$1,334,237	$-
Advances to suppliers	1,351,157	592,745
Prepayment for purchase of assets	13,570	-
Advances to logistic service providers	9,938	44,208
Utility deposits	7,335	7,335
Others	-	1,051
	$2,716,237	$645,339

Guarantee deposits are provided to financial institutions in return for issuance of a corporate guarantee to financiers. Advances on inventory purchases are down payments or deposits for inventory purchases. The inventory is normally delivered within one to two months after the payments have been made

ANHUI TEC TOWER CO., LIMITED
(Incorporated in the People’s Republic of China)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.19	OTHER RECEIVABLES

	2009	2008
Due from related parties	$3,322,137	$1,736,272
Loan due from third parties	195,111	14,670
Due from employee	655,238	71,311
Others	3,104	7,896
	$4,175,590	$1,830,149

Due from related parties and third parties are unsecured advances, interest free and without fixed terms of repayment and are for the specific business purposes. Due from employees are the amounts advanced for business transactions on behalf of the company and will be reconciled on the completion of business transactions.

2.20	TAXES RECOVERABLE

	2009	2008

VAT recoverable	$2,711	$21,148
Enterprise income tax recoverable	-	71,003
Individual income tax recoverable	2,178	-
	$4,889	$92,151

2.21	OTHER PAYABLES AND ACCRUED EXPENSES

	2009	2008
Due to related parties	$-	$2,834,911
Land use rights payable	1,350,146	-
Loans due to third parties	880,200	440,100
Due to employees	18,015	355,781
Wage accruals	27,596	42,162
Others	9,543	4,187
	$2,285,500	$3,677,141

Due to related parties and loans due to third parties are unsecured, short term loans, interest free and without a fixed term of repayment and are for specific business purposes. Land use rights payable represent the unpaid balance of land use rights due to the local government.

ANHUI TEC TOWER CO., LIMITED
(Incorporated in the People’s Republic of China)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.22	TAXES PAYABLE

	2009	2008

Enterprise income tax payable	$1,290,966	$-
City maintenance and construction levies payable	7,157	-
Education levies payable	8,792	-
	$1,306,915	$-

2.23	FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10- 35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1 Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2 Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting.

Level 3 Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2009 or December 31, 2008, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the fiscal year ended December 31, 2009 or December 31, 2008

2.24	STOCK-BASED COMPENSATION

At December 31, 2009 and December 31, 2008, the Company had no stock-based compensation plans.

2.25	RETIREMENT BENEFIT COSTS

PRC state managed retirement benefit programs are defined contribution programs and the payments to these programs are charged as expenses when employees have rendered service entitling them to the contribution.

ANHUI TEC TOWER CO., LIMITED
(Incorporated in the People’s Republic of China)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.26	INCOME TAXES

The Company adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109) and FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” that require recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. Since the Company had no operations within the United States there is no provision for US income taxes and there are no deferred tax amounts as of December 31, 2009 and December 31, 2008.

The provision for income tax is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred income taxes are calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

	2.27	PRODUCT WARRANTIES

Substantially all of the Company’s products are covered by a standard warranty of 2 years for products. In the event of a failure of products covered by this warranty, the Company must repair or replace the software or products or, if those remedies are insufficient, and at the discretion of the Company, provide a refund. The Company provides Nil% of sales income for product warranties for the year ended December 31, 2009 and December 31, 2008 in the warranty reserve to reflect estimated material and labor costs of maintenance for potential or actual product issues but for which the Company expects to incur an obligation. No product warranty reserve was recorded for the years ended December 31, 2009 and December 31, 2008.

	2.28	RELATED PARTIES

Parties are considered to be related to the company if the company has the ability, directly or indirectly, to control the party, or exercise significant influence over the party in making financial and operating decisions, or where the company and the party are subject to common control. Related parties may be individuals (being members of key management personnel, significant shareholders and/or their close family members) or other entities which are under the significant influence of related parties of the company.

ANHUI TEC TOWER CO., LIMITED
(Incorporated in the People’s Republic of China)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.29	CONCENTRATIONS OF CREDIT RISK

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti- inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the People’s Republic of China. Total cash (not including restricted cash balances) in these banks on December 31, 2009 and December 31, 2008 amounted to $161,133 and $704,854, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Accounts receivable are derived from revenue earned from customers located primarily in the People’s Republic of China. We perform ongoing credit evaluations of customers and have not experienced any material losses to date.

The Company had 5 major customers whose revenue individually represented the following percentages of the Company’s total revenue:

	2009	2008

Customer A	-	54.55%
Customer B	50.98%	27.84%
Customer C	-	9.28%
Customer D	-	6.59%
Customer E	-	1.00%
Customer F	28.45%	-
Customer G	10.08%	-
Customer H	4.06%	-
Customer I	2.54%	-
	96.11%	99.26%

ANHUI TEC TOWER CO., LIMITED
(Incorporated in the People’s Republic of China)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.29	CONCENTRATIONS OF CREDIT RISK (CONTINUED)

The company had 5 major customers whose accounts receivables balance individually represented of the Company’s total accounts receivable as follows:

	2009	2008

Customer A	-	25.30%
Customer B	31.71%	22.94%
Customer C	4.36%	22.68%
Customer D	-	19.82%
Customer E	-	3.25%
Customer F	31.00%	-
Customer G	24.55%	-
Customer H	5.83%	-
	97.45%	93.99%

3.	EARNINGS PER SHARE

As prescribed in ASC Topic 260 “Earning per Share”, Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period.

For the years ended December 31, 2009 and December 31, 2008, basic and diluted earnings per share amount to $1.81 and $0.10 respectively.

4.	ACCUMULATED OTHER COMPREHENSIVE INCOME

ASC Topic 220 “Comprehensive Income” establishes standards for reporting and displaying comprehensive income and its components in financial statements. Comprehensive income is defined as the change in stockholders’ equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The comprehensive income for all periods presented includes both the reported net income and net change in cumulative translation adjustments.

ANHUI TEC TOWER CO., LIMITED
(Incorporated in the People’s Republic of China)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	RECENT ACCOUNTING PRONOUNCEMENTS

On June 5, 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-9072 on October 13, 2009. Under the provisions of Section 404 of the Sarbanes-Oxley Act, public companies and their independent auditors are each required to report to the public on the effectiveness of a company’s internal controls. The smallest public companies with a public float below $75 million have been given extra time to design, implement and document these internal controls before their auditors are required to attest to the effectiveness of these controls. This extension of time will expire beginning with the annual reports of companies with fiscal years ending on or after June 15, 2010. Commencing with its annual report for the fiscal year ending December 31, 2010, the Company will be required to include a report of management on its internal control over financial reporting.

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04 “Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99” which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities . The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value” , which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99”, which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock . The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 “Accounting for Investments - Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees” . This update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment, "Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees" to the Codification. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

ANHUI TEC TOWER CO., LIMITED
(Incorporated in the People’s Republic of China)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)” , which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor’s ability to redeem its investments a the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In October 2009, the Financial Accounting Standards Board issued an Accounting Standards Update (“ASU”) regarding accounting for own-share lending arrangements in contemplation of convertible debt issuance or other financing. This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital. Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation. This ASU is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. The Company is currently assessing the impact of this ASU on its consolidated financial statements.

6.	INCOME TAXES

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law replaced the existing laws for Domestic Enterprises (“DEs”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% replaced the 33% rate currently applicable to both DEs and FIEs. The Company is currently evaluating the impact that the new EIT will have on its financial condition. Beginning January 1, 2008, China unified the corporate income tax rule on foreign invested enterprises and domestic enterprises. The unified corporate income tax rate is 25%.

Provision for income taxes is as follows:

	2009	2008
Income tax
ATEC - EIT	$1,479,397	$40,739
ZTEC - China EIT	-	-
Deferred tax	-	-
	$1,479,397	$40,739

ANHUI TEC TOWER CO., LIMITED
(Incorporated in the People’s Republic of China)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.	SHORT TERM BORROWINGS

There are no provisions in the Company’s bank borrowings that would accelerate repayment of debt as a result of a change in credit ratings or a material adverse change in the Company’s business. Under certain agreements, the Company has the option to retire debt prior to maturity, either at par or at a premium over par.

	2009	2008

Loan from Industrial and CommercialBank, Jingdeyuan Branch, PRC	$4,041,585	$1,907,100
Interest rate 7.47% per annum with personal guarantee of Messrs. LuChun and ZhuYiPing
JingdeTransport Bureau, PRC	-	293,400
Anhui Xuancheng Jingde Poyang Axle Automation Co Ltd	-	36,675
Huishang Bank, Hefei branch, PRC	2,200,500	-
China Merchant Bank, Heifei branch, PRC	1,173,600	-
China Everbright Bank, Heifei branch, PRC	4,401,000	-
Interest rate 5.31% per annum with corporate and personal guarantees of Zhongrung Trust Investment Co Ltd and Messrs. LuChun and ZhuYiPingGuarantee
Huishang Bank, Xuancheng branch, PRC	682,304	-
The Economic Standing Committee of Jingde, PRC	234,720	-
Anhui Xuancheng Jingde Village Credit Union	-	264,060
	$12,733,709	$2,501,235

8.	COMMON STOCK

The Company has registered and paid up common stock of $1,249,000 shares of $1 each amounting to $1,249,000. On March 5, 2009, the company passed by special resolution to amend its memorandum and articles of association to increase its capital stock from $1,249,000 to $2,498,000 by the further issue of 1,249,000 shares of stated value of $1 each. As of December 31 2009, the company has issued and outstanding shares of 2,498,000 shares of stated value of $1 each.

9.	COMMITMENTS AND CONTINGENCIES

Total lease expense for the years ended December 31, 2009 and December 31, 2008 were $Nil and $4,469 respectively.

The future minimum lease payments at December 31, 2009 and December 31, 2008 were $Nil.

From time to time and in the ordinary course of business, the Company may be subject to various claims, charges, and litigation. At December 31, 2009 and December 31, 2008, the Company did not have any pending claims, charges, or litigation that it expects would have a material adverse effect on its consolidated balance sheets, consolidated statements of income or cash flows.

ANHUI TEC TOWER CO., LIMITED
(Incorporated in the People’s Republic of China)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.	PRODUCT LINE INFORMATION

The Company sells towers, which are used by customers in various industries. The production process, class of customer, selling practice and distribution process are the same for all towers. The Company’s chief operating decision-makers (i.e. chief executive officer and his direct reports) review financial information presented on a consolidated basis, accompanied by disaggregated information about revenues by product lines for purposes of allocating resources and evaluating financial performance. There are no segment managers who are held accountable for operations, operating results and plans for levels or components below the consolidated unit level. The Company considers itself to be operating within one reportable segment. The Company does not have long-lived assets located in foreign countries. The Company's net revenue from external customers by main product lines is as follows:

	2009	2008
Domestic sales
Communication towers	$11,410,377	$2,316,751
Electricity supply towers	10,029,740	1,425,710
Export sales
Communication towers	940,480	4,577,454
Electricity supply towers	-	-
	$22,380,597	$8,319,915

11.	RELATED PARTIES TRANSACTIONS

In addition to the transactions and balances as disclosed elsewhere in these consolidated financial statements, the company had the following significant related party transactions:-

Name of related party	Nature of transactions

LuChun, Chairman

Included in other receivables, due from Mr. LuChun is $908,593 and $1,539,959 at December, 31, 2009 and December 31, 2008 respectively. The amounts are unsecured, interest free and have no fixed term of repayment

ZhuYiPing, wife of LuChun

Included in other receivables, due from Ms. ZhuYiPing is $308,534 and $196,312 December 31, 2009 and December 31, 2008 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

Hangzhou TianYe Communication Equipment Co., Limited controlled by LuChun’s family

Included in other payables, due to Hangzhou TianYe Communication Equipment Co., Limited is $nil and $483,450 at December 31, 2009 and December 31, 2008 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

Anhui TaiKe Real Estate Co., Limited controlled by LuChun

Included in other receivables, due from Anhui TaiKe Real Estate Co., Limited is $2,105,010 and $nil at December 31, 2009 and December 31, 2008 respectively. The amounts are unsecured, interest free and have no fixed term of repayment. Included in other payable, due to Anhui TaiKe Real Estate Co., Limited is $nil and $2,351,461 at December 31, 2009 and December 31, 2008 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

ANHUI TEC TOWER CO., LIMITED
(Incorporated in the People’s Republic of China)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.	SUBSEQUENT EVENTS

On February 22, 2010, Mr. LuChun, the sole stockholder of ATEC, entered into an Equity Ownership Transfer Agreement (the “Transfer Agreement”) with TEC Technology Limited (“TEC”), a company registered under the laws of the Hong Kong, to dispose his 100% equity interest of ATEC for $944,029,

As required by ASC Topic 855 “Subsequent Events,” the Company has evaluated subsequent events that have occurred through March 15, 2010, the date the consolidated financial statements were available to be issued.

HIGHLAND RIDGE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(December 31, 2009)

HIGHLAND RIDGE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Expressed in US Dollars

On May 4, 2010, Highland Ridge, Inc. (“Highland Ridge”) entered into a share exchange agreement, or the Share Exchange Agreement, with TEC Technology, Limited (“TEC”), a Hong Kong limited company, and its sole shareholder, Mr. Hua Peng Phillip Wong, pursuant to which Highland Ridge acquired 100% of the issued and outstanding capital stock of TEC in exchange for 19,194,421 shares of Highland Ridge’s common stock, par value $0.001, which constituted 63.6% of its issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement. TEC is a holding company for two PRC based operating subsidiaries which are engaged in the design, production and sale of transmission towers for telecommunications service providers and electric utilities.

Because TEC had no substantive business operations since its formation on January 8, 2010 until it acquired Anhui TEC Tower Co., Ltd. on February 22, 2010, the financial statements included herein present the financial condition, results of operations of Anhui TEC Tower Co., Ltd. through December 31, 2009.

The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had been consummated on December 31. The accompanying unaudited pro forma condensed consolidated statement of income for the year ended December 31, gives effect to the acquisition as if it had been consummated on January 1, 2009.

HIGHLAND RIDGE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2009
Expressed in US Dollars

	Highland	Historical			Pro Forma		Pro
	Ridge	TEC	Anhui TEC		Adjustments		Forma
ASSETS
Current assets
Cash and cash equivalents	$-	$-	$161,133	$			161,133
Accounts receivables, net of allowance for doubtful accounts	-	-	8,791,842				8,791,842
Inventory	-	-	7,066,787				7,066,787
Deposits and prepaid expenses	-	-	2,716,237				2,716,237
Other receivables	-	1,467	4,175,590		(901,352	) a	3,275,705
Taxes recoverable	-	-	4,889				4,890
Total current assets	-	1,467	22,916,478	$			22,011,704

Property and equipment
Property and equipment, net of accumulated depreciation	-	-	3,353,841				3,353,841
Land use rights, net of accumulated amortization	-	-	2,051,837				2,051,837
	-	-	5,405,678				5,405,678
Total assets	$-	$1,467	$28,322,156	$			27,417,382

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payables	-	-	5,012,224				5,012,224
Other payables and accruals	22,808	-	2,285,500				2,308,308
Taxes payable	-	-	1,306,915				1,306,915
Customer deposits	-	-	113,867
Short term borrowings	-	-	12,733,709				12,733,709
	$22,808	-	$21,452,215				21,361,156

Commitments and contingencies	-	-	-				-

Stockholders' equity
Common stock	10,987	1,467	1,548,760		(1,531,031	) a	30,183
Additional paid-in capital	72,977	-	655,338		(673,067	) b	55,248
Retained earnings	(106,772)	-	4,337,943		1,476,755	c	5,707,926
Accumulated other comprehensive income	-	-	327,900		(65,031	) d	262,869
Total stockholders' deficit ( equity)	(22,808)	1,467	6,869,941				6,056,226

Total liabilities and stockholders' equity	$-	$1,467	$28,322,156	$			27,417,382

HIGHLAND RIDGE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2009
Expressed in US Dollars

	Historical		Pro Forma	Pro
	Highland Ridge	TEC	Adjustments	Forma
Revenues	$-	$-		$-
Cost of goods sold	-	-		-
Gross profit	-	-		-
Selling and marketing expenses	-	-		-
General and administrative expenses	(35,929)	-		(35,929)
Net income from operations	(35,929)	-		(35,929)
Other income (expenses)
Interest expense	-	-		-
Net other income (expenses)	-	-		-
Net income before provision for income taxes	(35,929)	-		(35,929)
Provision for income taxes	-	-		-
Net income	(35,929)	-		(35,929)
Other comprehensive gain
Foreign currency translation gain	-	-		-
Comprehensive income	$(35,929)	$-		$(35,929)
Weighted average numbers of common shares
Basic	10,987,131		19,194,421	30,181,552
Diluted	10,987,131		19,194,421	30,181,552
Earnings per share
Basic	$(0.01)			$(0.01)
Diluted	$(0.01)			$(0.01)

HIGHLAND RIDGE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Expressed in US dollars

(a) Net effect of decrease in common stock as a result of issuing shares for the reverse merger and elimination of the common stock of TEC Technology, Limited.

(b) Reduction of additional paid in capital as a result of the issuance of common shares and elimination of Highland Ridge’s accumulated deficit and accumulated other comprehensive income of TEC Technology Limited.

(c) Increase of retained earnings as a result of inclusion of including retained earnings from Anhui TEC for the reverse merger.

(d) Decrease of accumulated other comprehensive income as a result of reverse merger including accumulated other comprehensive income of Anhui TEC.

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated February 6, 2008, between the Company and Americom Networks International, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s 10-Q filed on September 22, 2008).

2.2	Share Exchange Agreement, dated May 4, 2010, among the Company, TEC Technology Limited and its shareholders.

3.1*	Articles of Incorporation of the Company, as filed with the Secretary of State of Delaware on January 31, 2008 (incorporated by reference to Exhibit 3.1 of the current report on Form 8-K filed by the Company on April 7, 2008).

3.2*	Certificate of Amendment to Articles of Incorporation, as filed with the Secretary of State of Delaware on August 1, 2008 (incorporated by reference to Exhibit 3.1 of the current report on Form 8-K filed by the Company on April 7, 2008)

3.3*	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s 10-Q filed on September 22, 2008).

10.1*	Stock Purchase Agreement, dated January 13, 2010, by and among the Company, Michael Anthony and the accredited investors signatory thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 13, 2010).

10.2*	Repurchase Agreement, dated January 13, 2010, among the Company, Corporate Services International Profit Sharing and Century Capital Partners, LLC. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 13, 2010)

10.3	English Translation of Equity Transfer Agreement, dated February 22, 2010, among Chun Lu and TEC Technology Limited.

10.4	Side Letter, dated May 4, 2010, among the Company, Asia Regal Holdings Limited, Kin Keung Lai and certain transferees.

10.5	English Translation of Loan Contract, dated November 23, 2009, between Anhui TEC Tower Co. Ltd. and China Everbright Bank.

10.6	English Translation of RMB Loan Contract, dated February 8, 2010, between Anhui TEC Tower Co. Ltd. and Huishang Bank, Xuancheng Branch.

10.7	English Translation of Crediting Agreement, dated September 27, 2009, between Anhui TEC Tower Co. Ltd. and China Merchants Bank, Hefei Sipailou Branch.

10.8	Labor Contract, dated January 1, 2010, between the Company and Chun Lu.

10.9	Labor Contract, dated September 9, 2009, between the Company and Debin Chen.

10.10	English Translation of Procurement Contract, dated June 23, 2009, between the Anhui TEC Tower Co. Ltd. and ZTE (Shenzhen) Kangxun Telecom Co., Ltd.

10.11	English Translation of Technology Transfer (Patent Exploitation License) Contract (Valve Spring), dated June 25, 2009, between Anhui TEC Tower Co. Ltd. and Anhui University of Technology and Science

10.12	English Translation of Technology Transfer (Patent Exploitation License) Contract (Mechanical Lift), dated June 25, 2009, between Anhui TEC Tower Co. Ltd. and Anhui University of Technology and Science

10.13	English Translation of Technology Transfer (Patent Exploitation License) Contract (U-Shape Bolt), dated June 25, 2009, between Anhui TEC Tower Co. Ltd. and Anhui University of Technology and Science

Exhibit No.	Description

10.14

English Translation of Technology Transfer (Patent Exploitation License) Contract (MDF Test Module), dated June 25, 2009, between Anhui TEC Tower Co. Ltd. and Hangzhou Tianye Communication Equipment Co. Ltd.,

10.15

English Translation of Technology Transfer (Patent Exploitation License) Contract (MDF Security Unit), dated June 25, 2009, between Anhui TEC Tower Co. Ltd. and Hangzhou Tianye Communication Equipment Co. Ltd.,

10.16	Lease agreement, dated August 31, 2009, between Mr. Chen and Mr. Jie Ding

14	Code of Ethics of the Company adopted on May 4, 2010

21	Subsidiaries of the Company

______________
*incorporated by reference